As filed with the Securities and Exchange Commission on July 21, 2025
Registration No. 333-

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM F-4
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Alibaba Group Holding Limited
(Exact name of Registrant as specified in its charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	7389 (Primary Standard Industrial Classification Number)	Not Applicable (I.R.S. Employer Identification No.)
26/F Tower One, Times Square
1 Matheson Street, Causeway Bay
Hong Kong
People’s Republic of China
Telephone: +852-2215-5100
(Address and telephone number of Registrant’s principal executive offices)

Corporation Service Company
19 West 44th Street, Suite 200
New York, New York 10036
(800) 927-9801
(Name, address and telephone number of agent for service)

Copies to:
Toby Hong Xu, Chief Financial Officer Alibaba Group Holding Limited 26/F Tower One, Times Square 1 Matheson Street, Causeway Bay Hong Kong +852-2215-5100	Daniel Fertig, Esq. Simpson Thacher & Bartlett LLP c/o 35th Floor, ICBC Tower 3 Garden Road Central Hong Kong +852-2514-7600

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the exchange offer described in the accompanying prospectus.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, dated       , 2025
Prospectus
Alibaba Group Holding Limited
US$2,650,000,000
Offer to Exchange All Outstanding
4.875% Senior Notes due 2030
5.250% Senior Notes due 2035
5.625% Senior Notes due 2054
For an Equal Principal Amount of
4.875% Senior Notes due 2030
5.250% Senior Notes due 2035
5.625% Senior Notes due 2054
Which Have Been Registered Under the Securities Act of 1933

We will exchange all of our outstanding 4.875% Senior Notes due 2030, or the Outstanding 2030 Notes, our outstanding 5.250% Senior Notes due 2035, or the Outstanding 2035 Notes, and our outstanding 5.625% Senior Notes due 2054, or the Outstanding 2054 Notes, that are validly tendered and not validly withdrawn for an equal principal amount of 4.875% Senior Notes due 2030, or the 2030 Notes, 5.250% Senior Notes due 2035, or the 2035 Notes, and 5.625% Senior Notes due 2054, or the 2054 Notes, respectively, that are freely tradable. The Outstanding 2030 Notes, Outstanding 2035 Notes and Outstanding 2054 Notes are collectively referred to hereinafter as the Outstanding Notes. The 2030 Notes, 2035 Notes and 2054 Notes are collectively referred to hereinafter as the Notes.
The Exchange Offer
•
The exchange offer expires at 5:00 p.m., New York City time, on           , 2025, unless extended. We do not currently intend to extend the expiration date.

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You may withdraw tenders of Outstanding Notes at any time prior to the expiration of the exchange offer.

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The exchange of Outstanding Notes for Notes in the exchange offer will not be a taxable event for United States federal income tax or Cayman Islands or Hong Kong tax purposes, but may be a taxable event for PRC tax purposes. See “Taxation.”

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We will not receive any proceeds from the exchange offer.

The Notes
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The Notes are being offered in order to satisfy our obligations under the registration rights agreement entered into in connection with the placement of the Outstanding Notes.

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The terms of the Notes to be issued in the exchange offer are substantially identical to the Outstanding Notes, except that the Notes will be freely tradable.

The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Resales and Listing of Notes
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The Notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods.

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An application will be made to the Singapore Exchange Securities Trading Limited, or the SGX-ST, for the listing and quotation of the Notes on the SGX-ST. This registration statement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act 2001 of Singapore. Please see the selling restrictions set out under the section entitled “Plan of Distribution.”

If you are a broker-dealer and you receive the Notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of such Notes. By making such acknowledgment, you will not be deemed to admit that you are an underwriter under the U.S. Securities Act of 1933, as amended, or the Securities Act. Broker-dealers may use this prospectus in connection with any resale of the Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by the broker-dealer as a result of market-making activities or trading activities. We have agreed that, for a period of 180 days after the date of this prospectus, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. A broker-dealer may not participate in the exchange offer with respect to the Outstanding Notes acquired other than as a result of market-making activities or trading activities. See “Plan of Distribution.”
If you are an affiliate of ours or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the Notes, you cannot rely on the applicable interpretations of the U.S. Securities and Exchange Commission, or the SEC, and you must comply with the registration requirements of the Securities Act in connection with any resale transaction.
We completed the pre-issuance registration of the exchange with the National Development and Reform Commission of the PRC, or the NDRC, and obtained a certificate evidencing such registration on October 25, 2024, in accordance with the Administrative Measures for the Review and Registration of Medium- and Long-term Foreign Debts of Enterprises, or the NDRC Foreign Debt Measures, effective from February 10, 2023.
We expect the Notes to be rated A1 by Moody’s Investor Service Limited, or Moody’s, A+ by Standard & Poor’s Rating Services, or S&P, and A by Fitch Ratings Ltd., or Fitch. Security ratings are not recommendations to buy, sell or hold the Notes. Ratings are subject to revision or withdrawal at any time by the rating agencies.
You should consider carefully the risk factors beginning on page 10 of this prospectus before participating in the exchange offer.
Neither the SEC nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2025.

Notice to Prospective Investors in Hong Kong
You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. The Notes are only available in Hong Kong or to persons reside in Hong Kong who are (a) “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) acquiring the Notes in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. Each investor who participates in the exchange offer and who is a resident of Hong Kong, by accepting delivery of this prospectus, will be deemed to have represented, agreed and acknowledged that (a) it is a “professional investor” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) it is acquiring the Notes in circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Notes offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs or that of our subsidiaries since the date hereof.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS
Unless the context otherwise requires, references in this prospectus to:
•
“ADSs” are to the American depositary shares, each of which represents eight Shares;

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“Alibaba,” “Alibaba Group,” “Group,” “company,” “our company,” “we,” “our” or “us” are to Alibaba Group Holding Limited, a company incorporated in the Cayman Islands with limited liability on June 28, 1999 and, where the context requires, its consolidated subsidiaries and its affiliated consolidated entities, including its variable interest entities and their subsidiaries, from time to time;

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“board” or “board of directors” are to our board of directors, unless otherwise stated;

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“China” and the “PRC” are to the People’s Republic of China;

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“director(s)” are to member(s) of our board, unless otherwise stated;

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“DTC” are to The Depository Trust Company, the central book-entry clearing and settlement system for equity securities in the United States and the clearance system for the Notes and our ADSs;

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“Exchange Act” are to the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

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“foreign private issuer” are to such term as defined in Rule 3b-4 under the Exchange Act;

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“GMV” are to the value of paid orders of products and services on our marketplaces, including shipping charges paid by buyers to sellers;

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“HK$” or “Hong Kong dollars” or “HKD” are to Hong Kong dollars, the lawful currency of Hong Kong;

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“Hong Kong” are to the Hong Kong Special Administrative Region of the PRC;

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“Hong Kong Listing Rules” are to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended or supplemented from time to time;

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“Hong Kong Stock Exchange” are to The Stock Exchange of Hong Kong Limited;

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“Memorandum” are to our memorandum of association (as amended from time to time);

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“NDRC” are to the National Development and Reform Commission of the PRC;

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“NYSE” are to the New York Stock Exchange;

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“RMB” or “Renminbi” are to Renminbi, the lawful currency of the PRC;

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“SAFE” are to the State Administration of Foreign Exchange of the PRC, the PRC governmental agency responsible for matters relating to foreign exchange administration, including local branches, when applicable;

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“SEC” are to the United States Securities and Exchange Commission;

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“Securities Act” are to the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

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“Share(s)” or “ordinary share(s)” are to ordinary share(s) in our capital with par value of US$0.000003125 each;

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“U.S.” or “United States” are to the United States of America, its territories, its possessions and all areas subject to its jurisdiction;

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“US$” or “U.S. dollars” are to the lawful currency of the United States;

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“U.S. GAAP” are to accounting principles generally accepted in the United States; and

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“variable interest entities” or “VIE(s)” are to the variable interest entities that are incorporated in the PRC and owned by PRC citizens or by PRC entities owned and/or controlled by PRC citizens, where applicable, that hold the Internet content provider licenses, or other business operation licenses or approvals, and generally operate the various websites and/or mobile apps for our Internet businesses or other businesses in which foreign investment is restricted or prohibited, and are consolidated into our consolidated financial statements in accordance with U.S. GAAP.
Our reporting currency is the Renminbi. This prospectus contains translations of Renminbi and Hong Kong dollars amounts into U.S. dollars at specific rates solely for the convenience of the reader. Unless otherwise stated, all translations of Renminbi, Hong Kong dollars and Euros into U.S. dollars and from U.S. dollars into Renminbi in this prospectus were made at a rate of RMB7.2567 to US$1.00, HK$7.7799 to US$1.00 and €1.0796 to US$1.00, the respective exchange rates on March 31, 2025 set forth in the H.10 statistical release of the Federal Reserve Board. We make no representation that any Renminbi, Hong Kong dollars or U.S. dollar amounts referred to in this prospectus could have been, or could be, converted into U.S. dollars, Renminbi or Hong Kong dollars, as the case may be, at any particular rate or at all.
Certain amounts and percentage figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures preceding them.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. These statements are made under the “safe harbor” provision under Section 21E of the Exchange Act, and as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “future,” “aim,” “estimate,” “intend,” “seek,” “plan,” “believe,” “potential,” “continue,” “ongoing,” “target,” “guidance,” “is/are likely to” or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:
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our growth strategies and business plans;

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our future business development, results of operations and financial condition;

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trends and competition in commerce and cloud computing and the other industries in which we operate, both in China and globally, as well as trends in technology innovation, research and development and application, including AI technologies;

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our continuing investments in our businesses and infrastructure;

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expected changes in our revenues and certain cost and expense items and our margins;

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fluctuations in general economic and business conditions, such as inflation and interest rates, in China and globally;

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geopolitical tensions and national trade, investment, protectionist and other policies (including those relating to tariffs, export control and economic or trade sanctions, such as export control of chips) that could place restrictions on economic and commercial activities;

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the regulatory environment in which we and companies integral to our ecosystem operate in China and globally;

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expected results of regulatory investigations, litigations and other proceedings;

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our sustainability goals; and

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assumptions underlying or related to any of the foregoing.

Forward-looking statements involve inherent risks and uncertainties. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include but are not limited to the following: our corporate structure, including the VIE structure we use to operate certain businesses in the PRC; our ability to maintain the trusted status of our ecosystem; our ability to compete, innovate and maintain or grow our revenue or business, including expanding our international and cross-border businesses and operations, adopting new technologies, including AI technologies, and managing a large and complex organization; risks associated with sustained investments in our businesses; fluctuations in general economic and business conditions in China and globally; uncertainties arising from competition among countries and geopolitical tensions, including national trade, investment, protectionist or other policies and export control, economic or trade sanctions; risks associated with our strategic transactions; uncertainties and risks associated with a broad range of complex laws and regulations (including in the areas of data security and privacy protection, anti-monopoly and anti-unfair competition, content regulation, consumer protection and regulation of Internet platforms) in the PRC and globally; cybersecurity risks and assumptions underlying or related to any of the foregoing. Please also see “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended March 31, 2025, or the 2025 Annual Report.
The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus and are based on current expectations, assumptions, estimates and projections. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we have referred to in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

PROSPECTUS SUMMARY
This summary highlights selected information contained in greater detail elsewhere in or incorporated by reference in this prospectus. This summary may not contain all of the information that you should consider. You should carefully read the entire prospectus together with the information incorporated by reference herein, including “Risk Factors” and our consolidated financial statements and notes related thereto, incorporated by reference in this prospectus, before making an investment decision in respect of the Notes.
Company Overview
Under our “user first, AI-driven” strategy, we have sharpened our business focus to two core businesses of e-commerce and cloud. We provide the technology infrastructure and marketing reach to help merchants, brands, retailers and other businesses to leverage the power of new technology to engage with their users and customers and operate in a more efficient way. We empower enterprises with our leading cloud and AI infrastructure and services to facilitate their digital transformation and to support the growth of their businesses. AI technology will also enhance user value across our e-commerce and other Internet platforms to transform our existing businesses.
Our Corporate Information
Alibaba Group Holding Limited is an exempted company incorporated with limited liability established under the laws of the Cayman Islands on June 28, 1999, and we conduct our business through our subsidiaries and variable interest entities. We are listed on the NYSE under the symbol “BABA” and on the Hong Kong Stock Exchange under the stock codes “9988 (HKD Counter)” and “89988 (RMB Counter).”
The principal executive offices of major businesses within Alibaba Group are located at 960-1 West Wen Yi Road, Yu Hang District, Hangzhou 311121, People’s Republic of China. Our telephone number at this address is +86-571-8502-2088. Our registered office in the Cayman Islands is located at the offices of Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, P.O. Box 847, George Town, Grand Cayman, Cayman Islands. Our agent for service of process in the United States is Corporation Service Company located at 19 West 44th Street, Suite 200, New York, NY 10036. Our corporate website is www.alibabagroup.com. The information contained on our website is not part of this prospectus.

Summary of the Terms of the Exchange Offer
On November 26, 2024, we completed the private offering of the Outstanding Notes. This prospectus is part of a registration statement covering the exchange of the Outstanding Notes for the Notes.
We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to deliver to you this prospectus as part of the exchange offer and we agreed to use commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act on or before November 26, 2025. In the exchange offer, you are entitled to exchange your Outstanding Notes for Notes that are identical in all material respects to the Outstanding Notes except the Notes have been registered under the Securities Act.
The Exchange Offer
We are offering to exchange newly issued notes in the following respective series in up to the following aggregate principal amounts:
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US$1,000,000,000 4.875% Senior Notes due 2030 (the “2030 Notes”);

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US$1,150,000,000 5.250% Senior Notes due 2035 (the “2035 Notes”); and

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US$500,000,000 5.625% Senior Notes due 2054 (the “2054 Notes”),

which we collectively refer to in this prospectus as the Notes, for a like aggregate principal amount of the following respective series of outstanding notes:
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4.875% Senior Notes due 2030 (the “Outstanding 2030 Notes”);

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5.250% Senior Notes due 2035 (the “Outstanding 2035 Notes”); and

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5.625% Senior Notes due 2054 (the “Outstanding 2054 Notes), respectively,

which we collectively refer to in this prospectus as the Outstanding Notes. The exchange offer is being made with respect to all of the Outstanding Notes. Outstanding Notes may only be exchanged in minimum denominations of US$200,000 and integral multiples of US$1,000 above that amount. The Outstanding Notes surrendered in exchange for the Notes will be retired and canceled and cannot be reissued, and the rights under the Outstanding Notes for those who tender their Outstanding Notes will be extinguished after the completion of the exchange offer. In Hong Kong, only holders of Outstanding Notes who are “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance may participate in the exchange offer.
Resales of the Notes
Based on an interpretation of the staff of the SEC set forth in no action letters issued to unrelated third parties, we believe that Notes issued pursuant to the exchange offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by you (unless you are an affiliate of ours, within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Notes are acquired in the ordinary course of your business and you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Notes.
Each participating broker-dealer that receives Notes for its own account pursuant to the exchange offer in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the Notes.
Any holder of Outstanding Notes who:
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is an affiliate of ours;

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does not acquire Notes in the ordinary course of business; or

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tenders in the exchange offer with the intention to participate, or for the purpose of participating, in the distribution of the Notes;

cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation or similar interpretive letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Notes. See “The Exchange Offer — Resales of the Notes.”
Expiration Date; Withdrawal of Tender
The exchange offer will expire at 5:00 p.m., New York City time, on          , 2025, unless we extend it. We do not currently intend to extend the expiration date. We refer to this date (as it may be extended) as the expiration date. Tenders of Outstanding Notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. Any Outstanding Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer. See “The Exchange Offer — Expiration Date; Extensions; Amendments” and “The Exchange Offer — Withdrawal of Tenders.”
Conditions to the Exchange
Offer
The exchange offer is subject to customary conditions, which we may waive in our sole discretion. See “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.
Procedures for Tendering Outstanding Notes
If you wish to accept the exchange offer, you must complete, sign and date the accompanying letter of transmittal according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, together with any physical certificates requesting the Outstanding Notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold Outstanding Notes through The Depository Trust Company, or DTC, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, which we refer to as ATOP, by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

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any Notes that you receive will be acquired in the ordinary course of your business;

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you have no arrangement or understanding with any person or entity to participate in a distribution of the Notes;

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if you are a broker-dealer that will receive Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of the Notes; and

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you are not an affiliate, as defined in Rule 405 of the Securities Act, of ours or, if you are an affiliate of ours, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

See “The Exchange Offer — Procedures for Tendering” and “Plan of Distribution.”
Special Procedures for Beneficial Owners
If you are a beneficial owner of Outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender the Outstanding Notes in the exchange offer, you should contact that registered holder promptly and instruct that registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date. See “The Exchange Offer — Procedures for Tendering.”
Guaranteed Delivery
Procedures
If you wish to tender your Outstanding Notes and certificates representing your Outstanding Notes are not immediately available, or you are unable to complete the procedures for book-entry transfer on a timely basis, or if time will not permit all documents required by the letter of transmittal to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, you must tender your Outstanding Notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”
Effect on Holders of Outstanding Notes
As a result of the making of, and upon acceptance for exchange of all validly tendered Outstanding Notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement and, accordingly, there will be no increase in the interest rate on the Outstanding Notes under the circumstances described in the registration rights agreement. If you are a holder of Outstanding Notes and you do not tender your Outstanding Notes in the exchange offer, you will continue to hold the Outstanding Notes, and you will be entitled to all the rights and limitations applicable to the Outstanding Notes in the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.
To the extent Outstanding Notes are tendered and accepted in the exchange offer, the trading market for Outstanding Notes could be adversely affected.
Consequence of Failure to Exchange
All untendered Outstanding Notes will continue to be subject to the restrictions on transfer provided for in the Outstanding Notes and in the indenture. In general, the Outstanding Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the Outstanding Notes under the Securities Act. See “The Exchange Offer — Consequences of Failure to Exchange.”
Taxation
The exchange of the Outstanding Notes for the Notes pursuant to the exchange offer will not be a taxable event for United States federal income tax or Cayman Islands or Hong Kong tax purposes, but may be a taxable event for PRC tax purposes. See “Taxation.”
Use of Proceeds
We will not receive any proceeds from the issuance of Notes pursuant to the exchange offer.
Exchange Agent
Citibank, N.A. is serving as exchange agent in connection with the exchange offer. The contact information for the exchange agent is set forth in the section captioned “The Exchange Offer — Exchange Agent” of this prospectus.

Summary of the Terms of the Notes
The following summary contains basic information about the Notes and is not intended to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the Notes, see “Description of the Notes” in this prospectus.
Issuer
Alibaba Group Holding Limited
Notes Offered
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2030 Notes

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2035 Notes

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2054 Notes

The 2030 Notes, 2035 Notes and 2054 Notes are collectively referred to in this prospectus as the “Notes.”
Maturity Dates
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2030 Notes: May 26, 2030

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2035 Notes: May 26, 2035

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2054 Notes: November 26, 2054

Interest
The 2030 Notes, the 2035 Notes and the 2054 Notes will bear interest at 4.875%, 5.250% and 5.625% per annum, respectively, from and including the most recent interest payment date for such series of notes, and be payable semi-annually in arrears.
Interest on the Notes will be calculated on the basis of a 360-day year and twelve 30-day months.
Interest Payment Dates
For all Notes, the interest payment dates will be May 26 and November 26 of each year, commencing on November 26, 2025, and at maturity.
Use of Proceeds
We will not receive any proceeds from the issue of the Notes in the exchange offer. For a description of the use of proceeds from the offering of the Outstanding Notes, see “Use of Proceeds.”
Ranking
The Notes will be our senior unsecured obligations and will:
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rank senior in right of payment to all of our existing and future indebtedness expressly subordinated in right of payment to the Notes;

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rank at least equally in right of payment with all of our existing and future unsecured unsubordinated indebtedness (subject to any priority rights pursuant to applicable law);

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be effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the assets serving as security therefor; and

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be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries and consolidated affiliated entities.

No Guarantee
The Notes are not guaranteed by any of our existing subsidiaries or consolidated affiliated entities, who together hold a substantial portion of our operating assets and conduct a substantial portion of our business. Additionally, the indenture governing the Notes will not contain any obligation for any of our existing or future subsidiaries or consolidated affiliated entities to guarantee the

Notes. In the future we may enter into credit facilities, including revolving credit facilities, secured by our assets or the assets of, or guaranteed by, our subsidiaries or consolidated affiliated entities without obligating such subsidiaries or consolidated affiliated entities to provide security or guarantees in respect of the Notes. See “Risk Factors — Risks Related to the Notes — We may not have access to sufficient cash to make payments on the Notes. The Notes will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries and the consolidated affiliated entities.”
Additional Amounts
In the event that certain taxes are imposed or levied by or within the Cayman Islands or the PRC in respect of payments made by us with respect to the Notes, we will, subject to certain exceptions, pay such additional amounts under the Notes as will result in receipt by each holder of the Notes, after deduction or withholding of such taxes, of such amounts as would have been received in respect of the Notes had no such deduction or withholding been required. In addition, any amounts to be paid by us on the Notes will be paid net of any withholding implementing or relating to FATCA (as defined below) and we will not be required to pay additional amounts on account of any such withholding. See “Description of the Notes — Payment of Additional Amounts.”
Tax Redemption
The Notes of any series may be redeemed at any time, at our option, in whole but not in part, at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, in the event we would become obligated to pay certain additional amounts in respect of taxes imposed or levied by or within the Cayman Islands or the PRC in respect of the Notes. See “Description of the Notes — Tax Redemption.”
Optional Redemption
We may redeem the 2030 Notes at any time prior to April 26, 2030, the 2035 Notes at any time prior to February 26, 2035, and the 2054 Notes at any time prior to May 26, 2054, in each case, in whole or in part, at a price equal to the greater of (i) 100% of the principal amount of the applicable Notes to be redeemed and (ii) the make-whole amount (as defined elsewhere in this prospectus), plus, in each case, accrued and unpaid interest, if any, to (but not including) the redemption date. See “Description of the Notes — Optional Redemption.”
We may also redeem the 2030 Notes at any time from or after April 26, 2030, the 2035 Notes at any time from or after February 26, 2035, and the 2054 Notes at any time from or after May 26, 2054, in each case, in whole or in part, upon giving not less than 30 days’ nor more than 60 days’ notice, at 100% of the principal amount of the applicable Notes to be redeemed, plus accrued and unpaid interest, if any, to (but not including) the redemption date. There is no sinking fund for the Notes. See “Description of the Notes — Optional Redemption.”
Repurchase upon Triggering Event
Upon the occurrence of a Triggering Event (as defined in “Description of the Notes — Repurchase Upon Triggering Event”), we must make an offer to repurchase all Notes outstanding at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase. See “Description of the Notes — Repurchase Upon Triggering Event.”
Denomination, Form and Registration
The Notes will be issued in minimum denominations of US$200,000 and integral multiples of US$1,000 above that amount.
Each series of Notes will be represented by one or more global notes representing the relevant in registered form without interest coupons (the “Global Notes”). The Global Notes will be deposited with Citibank N.A. as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC.
DTC will credit the account of each of its participants with the principal amount of Notes being purchased by or through such participant. Beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. See “Description of the Notes — Book-Entry; Delivery and Form.”
Certain Covenants
We will issue the Notes under an indenture containing covenants for the holders’ benefit. These covenants restrict our ability, with certain exceptions, to:
•
incur certain debt secured by liens; and

•
merge, consolidate or transfer all or substantially all of our assets.

See “Description of the Notes — Certain Covenants.”
Governing Law
The Notes and the indenture governing the Notes will be governed by New York law.
Ratings
We expect the Notes to be rated A1 by Moody’s, A+ by S&P and A by Fitch. Security ratings are not recommendations to buy, sell or hold the Notes. Ratings are subject to revision or withdrawal at any time by the rating agencies.
No Prior Market
The Notes will be new securities for which there is no market. We cannot assure you that a liquid market for the Notes will develop or be maintained.
Listing
Application will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. No assurance is made that the application to the SGX-ST will be approved. The offering and settlement of the Notes are not conditional on obtaining such listing. The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions or reports contained in this prospectus. Admission to the Official List of the SGX-ST and quotation of the Notes on the SGX-ST are not to be taken as an indication of the merits of the offering, us, any of our subsidiaries or affiliates or the Notes. The Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000 for so long as the Notes are listed and quoted on the SGX-ST and the rules of the SGX-ST so require.
For so long as the Notes are listed and quoted on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption, in the event that a Global Note is exchanged for definitive Notes. In addition, in the event that a Global Note is exchanged for definitive Notes, an announcement of such exchange shall be made by or on behalf of us through the SGX-ST and such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying agent in Singapore.
Identification Numbers for the 2030 Notes
Common Code: 312185253
CUSIP: 01609W BM3
ISIN: US01609WBM38
Identification Numbers for the 2035 Notes
Common Code: 312185261
CUSIP: 01609W BP6
ISIN: US01609WBP68
Identification Numbers for the 2054 Notes
Common Code: 312185270
CUSIP: 01609W BQ4
ISIN: US01609WBQ42
Risk Factors
See “Risk Factors” and the other information contained or incorporated by reference in this prospectus for a discussion of factors that should be carefully considered before deciding to invest in the Notes.
Trustee, Paying Agent, Transfer Agent and Registrar
Citibank, N.A.

RISK FACTORS
Investing in the Notes involves risks. You should consider carefully all of the information in this prospectus, including the risks and uncertainties described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Item 3. Key Information — D. Risk Factors,” “Item 5. Operating and Financial Review and Prospects” and our consolidated financial statements and related notes thereto in our 2025 Annual Report, before making an investment decision in respect of the Notes. Any of the risks and uncertainties described in such document and below could have a material adverse effect on our business, financial condition, results of operations and prospects. Additional risks or uncertainties not presently known to us or that we currently deem immaterial may also harm our business. There can be no assurance that any of the events discussed in the risk factors below or incorporated by reference herein will not occur and if such events do occur, you may lose all or part of your investment in the Notes.
Risks Related to the Exchange Offer
If you choose not to exchange your Outstanding Notes, the present transfer restrictions will remain in force and the market price of your Outstanding Notes could decline.
If you do not exchange your Outstanding Notes for Notes under the exchange offer, then you will continue to be subject to the transfer restrictions on the Outstanding Notes as set forth in the final offering memorandum distributed in connection with the private offering of the Outstanding Notes. In general, the Outstanding Notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Outstanding Notes under the Securities Act. You should refer to the section of the prospectus entitled “The Exchange Offer” for information about how to tender your Outstanding Notes.
The tender of Outstanding Notes under the exchange offer will reduce the principal amount of the Outstanding Notes, which may have an adverse effect upon, and increase the volatility of, the market price of the Outstanding Notes due to reduction in liquidity.
You must comply with the exchange offer procedures in order to receive freely tradable Notes.
Delivery of the Notes in exchange for the Outstanding Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:
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Certificates for the Outstanding Notes or a book-entry confirmation of a book-entry transfer of the Outstanding Notes into the exchange agent’s account at DTC, as a depository, including an agent’s message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;

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A completed and signed letter of transmittal, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message in place of the letter of transmittal; and

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Any other documents required by the letter of transmittal.

Therefore, holders of the Outstanding Notes who would like to tender the Outstanding Notes in exchange for Notes should make sure to allow enough time for the Outstanding Notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of Outstanding Notes for exchange. Outstanding Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the registration rights agreement. See “The Exchange Offer — Procedures for Tendering.”
We may make repurchases of Outstanding Notes or pay those notes at maturity and any repurchases or repayments could be more favorable to holders of Outstanding Notes than the terms of this offer.
We may, at any time, purchase Outstanding Notes in the open market, in privately negotiated transactions, through subsequent tender offers or otherwise. If any Outstanding Notes remain outstanding after consummation of the exchange offer, we may also pay in full at maturity those notes. Any other purchases may be on the same terms or on terms which may be more or less favorable to holders than the terms of the exchange offer. Any other purchases by us will depend on various factors existing at that time. The exchange offer will not prevent us from exercising our rights under the indenture under which your Outstanding Notes were issued to defease or otherwise discharge our obligations with respect to the Outstanding Notes.
Some holders who exchange their Outstanding Notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.
If you exchange your Outstanding Notes in the exchange offer for the purpose of participating in a distribution of the Notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
The exchange offer will result in reduced liquidity and fewer rights for the Outstanding Notes.
To the extent the exchange offer is successful, the trading market for Outstanding Notes that are not tendered and exchanged will become very limited due to the reduction in the amount of Outstanding Notes outstanding after the exchange offer, which might adversely affect the liquidity and market price of such Outstanding Notes. The Outstanding Notes may trade at a significant discount depending on prevailing interest rates, the market for Outstanding Notes with similar credit features, our performance and other factors. Furthermore, the prices at which any such trading occurs in the Outstanding Notes could be extremely volatile. Holders of Outstanding Notes not tendered and exchanged may attempt to obtain quotations for their Outstanding Notes from their brokers; however, there can be no assurance that an active market in the Outstanding Notes will exist following consummation of the exchange offer and no assurance can be given as to the prices at which the Outstanding Notes may trade.
Risks Related to the Notes
An increase in interest rates could result in a decrease in the price of the Notes.
In general, as market interest rates rise, debt securities bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Notes and market interest rates increase, the price of the Notes may decline.
We may not have access to sufficient cash to make payments on the Notes. The Notes will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries and the consolidated affiliated entities.
We derive most of our revenues from, and hold most of our assets through, our subsidiaries and the consolidated affiliated entities. As a result, we rely substantially upon distributions and advances from our subsidiaries and the consolidated affiliated entities in order to help us meet our payment obligations under the Notes and our other obligations. Our subsidiaries and the consolidated affiliated entities are distinct legal entities and do not have any obligation (legal or otherwise) to provide us with distributions or advances. We may face tax or other adverse consequences, or legal limitations, on our ability to obtain funds from these entities.
As of March 31, 2025, our total consolidated indebtedness, comprising our bank borrowings, unsecured senior notes and convertible unsecured senior notes, was RMB230.7 billion (US$31.8 billion). As of March 31, 2025, our subsidiaries and consolidated affiliated entities had RMB483.7 billion (US$66.7 billion) of indebtedness and other liabilities, comprising income tax payable, accrued expenses, accounts payable, and other liabilities, merchant deposits, customer advances and deferred tax liabilities, to which the Notes would have been structurally subordinated.
The Notes are exclusively our obligations and are not guaranteed by any of our subsidiaries or consolidated affiliated entities. Our subsidiaries and the consolidated affiliated entities will have no obligation, contingent or otherwise, to pay any amounts due on our debt securities, including the Notes, or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the Notes will rank structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries and the consolidated affiliated entities, and to any future preferred stock of our subsidiaries and the consolidated affiliated entities, to the extent of their liquidation preference. Neither we nor our subsidiaries or the consolidated affiliated entities are prohibited by the indenture from incurring additional debt or other liabilities. Our rights and the rights of our creditors, including holders of the Notes, to participate in the assets of any of our subsidiaries and the consolidated affiliated entities upon their liquidation or recapitalization will generally be subject to the existing and future claims of those subsidiaries’ creditors. We cannot assure you that the agreements governing future indebtedness of our subsidiaries and the consolidated affiliated entities will permit our subsidiaries and the consolidated affiliated entities to provide us with sufficient dividends, distributions or loans to satisfy our obligations under the indenture and the Notes. In particular, there can be no assurance that sufficient funds will be available at the time of any fundamental change to make any required repurchases as described herein.
The Notes will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing that indebtedness.
The Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to our existing and future secured indebtedness with respect to the assets that secure that indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of us, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the Notes only after all such secured indebtedness has been paid in full. As a result, the holders of the Notes may receive less ratably than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.
The indenture does not restrict the amount of additional debt that we may incur and has limited restrictions on our ability to incur secured or guaranteed debt, which may, among other things, make it more difficult for us to satisfy our obligations with respect to the Notes.
The Notes and the indenture under which the Notes will be issued do not limit the amount of unsecured debt that may be incurred by us or our subsidiaries or consolidated affiliated entities, and permit us and our subsidiaries and consolidated affiliated entities to incur or guarantee an unlimited amount of bank debt, bank loans and securitizations as well as other types of indebtedness in certain circumstances without securing or guaranteeing the Notes equally and ratably therewith. In addition, we (including our controlled entities) are permitted to secure capital markets indebtedness in certain circumstances. Our and our subsidiaries’ and consolidated affiliated entities’ incurrence of additional debt may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes, a loss in the market value of your Notes and a risk that the credit rating of the Notes is lowered or withdrawn.
Redemption by us of the Notes may materially reduce your investment returns.
We have the right to redeem some or all of the Notes prior to their maturity. We may also redeem all of the Notes of any series at any time upon the occurrence of certain tax events. We may redeem the Notes at times when prevailing interest rates may be relatively low or as part of our liability management exercise. Accordingly, you may not be able to reinvest the amount received upon any such redemption in a comparable security at an effective interest rate as favorable as that of the Notes or at all.
We may not be able to repurchase the Notes upon a Change in Law.
Upon the occurrence of a Change in Law as described in “Description of the Notes — Repurchase Upon Triggering Event,” and subject to certain other conditions, we will be required to offer to repurchase all of the Notes then outstanding at 101% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase. The source of funds for any purchase of the Notes would be our available cash or cash from operations generated by our subsidiaries or consolidated affiliated entities or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Notes upon a Change in Law because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a Change in Law and repay our other indebtedness that may become due. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Furthermore, our ability to repurchase the Notes may be limited by applicable law.
Holders of the Notes may not be able to determine when a Change in Law giving rise to their right to have the Notes repurchased has occurred.
The definition of Change in Law in the indenture that will govern the Notes includes a phrase relating to any change in laws, regulations and rules that result in our being unable to operate “substantially all” or derive “substantially all” of the economic benefits from, our business operations. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a Change in Law may be uncertain.
The terms of the indenture and the Notes provide only limited protection against significant corporate events that could materially and adversely impact your investment in the Notes.
While the indenture and the Notes contain terms intended to provide protection to holders of the Notes upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the Notes. For example, the indenture that will govern the Notes will not prohibit some important corporate events, such as leveraged recapitalizations, even though those corporate events could significantly increase the level of our indebtedness or otherwise materially and adversely affect our capital structure, credit ratings or the value of the Notes.
The indenture for the Notes also does not:
•
require us to maintain any financial ratios or specific levels of net worth, revenue, income, cash flows or liquidity and, accordingly, does not protect holders of the Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

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limit our ability to incur indebtedness that is equal in right of payment to the Notes;

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restrict the ability of our subsidiaries or consolidated affiliated entities to issue unsecured debt securities or otherwise incur unsecured indebtedness that would be senior to our equity interests in our subsidiaries or consolidated affiliated entities and therefore rank effectively senior to the Notes;

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limit the ability of our subsidiaries or consolidated affiliated entities to service other indebtedness;

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restrict our ability to pledge our assets or those of our subsidiaries or consolidated affiliated entitles;

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restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

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restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our shares or other securities ranking junior to the Notes;

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limit our ability to sell, merge or consolidate any of our subsidiaries or consolidated affiliated entities; or

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limit our ability or that of our subsidiaries or consolidated affiliated entities to secure or guarantee any bank debt, bank loans or securitizations.

As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have a material adverse impact on your investment in the Notes.

An active trading market for the Notes may not develop, and the trading price of the Notes could be materially and adversely affected.
The Notes are a new issue of securities for which there is currently no trading market. Application will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. However, there can be no assurance that we will be able to obtain or maintain such listing or that an active trading market will develop. If no active trading market develops, you may not be able to resell your Notes at their fair market value or at all. Future trading prices of the Notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We cannot assure you that an active trading market for the Notes will develop or be sustained. If an active trading market for the Notes does not develop or is not maintained, the market price and liquidity of the Notes may be materially and adversely affected. In addition, the Notes may trade at prices that are higher or lower than the price at which the Notes have been issued. The price at which the Notes trade depends on many factors, including:
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prevailing interest rates and interest rate volatility;

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our business, results of operations, financial condition and future prospects;

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changes in our industry and competition;

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the market conditions for similar securities; and

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general economic conditions, almost all of which are beyond our control.

As a result, there can be no assurance that you will be able to resell the Notes at prices attractive to you or at all.
Changes in our credit ratings may materially reduce the value of the Notes.
We expect the Notes to be rated and routinely evaluated by major rating agencies. Credit ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of a rating may be obtained from the relevant rating agency. The ratings do not address the payment of any Additional Amounts (as defined in “Description of the Notes”) and do not constitute recommendations to purchase, hold or sell the Notes inasmuch as such ratings do not comment as to market price or suitability for a particular investor. Each such rating should be evaluated independently of any other rating on the Notes, on other securities of ours, or on us. We cannot assure you that the ratings will remain in effect for any given period or that the ratings will not be revised by such rating agencies in the future if in their judgment circumstances so warrant. For example, rating agencies may revise their ratings in the future based on their view of our business or the business of our affiliates and/or certain companies with which we have a significant relationship. Our credit ratings could also be downgraded if there were a significant weakening of our competitive position within China’s e-commerce industry. This could occur if there were a substantial narrowing of differences in GMV transacted on our marketplaces relative to our competitors, diminishing profit margins for our marketplace businesses, and/or significant declines in our consumers or in spending per consumer.
Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could materially reduce the market value of your Notes and increase our corporate borrowing costs.
As a foreign private issuer in the United States, we are permitted to and we will, rely on exemptions from certain NYSE corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of the Notes.
We are exempted from certain corporate governance requirements of the NYSE by virtue of being a foreign private issuer in the United States. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the NYSE. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:
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have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

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have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

•
have regularly scheduled executive sessions for non-management directors; or

•
have executive sessions of solely independent directors each year.

We have relied on and intend to continue to rely on some of these exemptions. As a result, holders of the Notes may not be provided with the benefits of certain corporate governance requirements of the NYSE.
As a foreign private issuer in the United States, we are exempt from certain disclosure requirements under the Exchange Act, which may afford less protection to holders of the Notes than they would enjoy if we were a domestic U.S. company.
As a foreign private issuer in the United States, we are exempt from, among other things, the rules prescribing the furnishing and content of proxy statements under the Exchange Act and the rules relating to selective disclosure of material non-public information under Regulation FD under the Exchange Act. In addition, our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit and recovery provisions contained in Section 16 of the Exchange Act. We are also not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act. For example, in addition to annual reports with audited financial statements, domestic U.S. companies are required to file with the SEC quarterly reports that include interim financial statements reviewed by an independent registered public accounting firm and certified by the companies’ principal executive and financial officers. By contrast, as a foreign private issuer, we are not required to file such quarterly reports with the SEC or to provide quarterly certifications by our principal executive and financial officers. As a result, holders of the Notes may be afforded less protection than they would under the Exchange Act rules applicable to domestic U.S. companies.
We adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.
We completed our public offering in Hong Kong in November 2019 and the trading of our Shares on the Hong Kong Stock Exchange commenced on November 26, 2019 under the stock code “9988.” On June 19, 2023, we announced the addition of a Renminbi counter for trading our Shares under the stock code “89988.” We voluntarily converted our secondary listing status to a primary listing status on the Hong Kong Stock Exchange, effective August 28, 2024, and we became subject to certain provisions of the Hong Kong Listing Rules, the Takeovers Codes and the SFO that were previously waived, exempted or not applicable to us as a secondary-listed company on the Hong Kong Stock Exchange. Nevertheless, we have been granted and still enjoy a number of waivers from strict compliance with the Hong Kong Listing Rules and continue to adopt different practices as to those matters, including but not limited to the accounting standards we use to prepare our consolidated financial statements and certain shareholder protection requirements, as compared with other companies listed on the Hong Kong Stock Exchange that do not enjoy those waivers.
We will follow the applicable corporate disclosure standards for debt securities listed on the SGX-ST, which standards may be different from those applicable to companies in certain other countries.
We will apply for the listing and quotation of the Notes on the SGX-ST. Once the Notes are listed on the SGX-ST, we will be subject to reporting obligations in respect of the Notes. The disclosure standards imposed by the SGX-ST may be different than those imposed by securities exchanges in other countries or regions such as the United States or Hong Kong. As a result, the level of information that is available may not correspond to what investors in the Notes are accustomed to.
We may in the future conduct a public offering and listing of our equity securities in Shanghai or Shenzhen, which may result in increased regulatory scrutiny and compliance costs as well as increased fluctuations in the price of the Notes.
We may conduct a public offering and/or listing of our equity securities on a stock exchange in Shanghai or Shenzhen in the future. We have not set a specific timetable or decided on any specific form for an offering in Shanghai or Shenzhen and may not ultimately conduct an offering and listing. The precise timing of the offering and/or listing of our equity securities in Shanghai or Shenzhen would depend on a number of factors, including relevant regulatory developments and market conditions. If we complete a public offering or listing in Shanghai or Shenzhen, we would become subject to the applicable laws, rules and regulations governing public companies listed in Shanghai or Shenzhen, in addition to the various laws, rules and regulations that we are subject to in the United States and Hong Kong as a dual-listed company. The listing and trading of our equity securities in multiple jurisdictions and multiple markets may lead to increased compliance costs for us, and we may face the risk of significant intervention by regulatory authorities in these jurisdictions and markets. Such increased regulatory scrutiny and compliance costs could cause the price of the Notes to decline.
You may face difficulties in protecting your interests, and your ability and the ability of the SEC, the U.S. Department of Justice, and other U.S. authorities to bring actions against us may be limited in the foreign jurisdictions where we operate.
The Notes and the indenture governing the Notes will be governed by New York law, and we will submit to the non-exclusive jurisdiction of any U.S. federal or New York State court located in the Borough of Manhattan, the City of New York over any suit, action or proceeding arising out of or relating to the Notes and the indenture. However, we are incorporated in the Cayman Islands and conduct a substantial portion of our operations in China through our subsidiaries and the variable interest entities. Most of our directors and substantially all of our executive officers reside outside the United States and Hong Kong and a substantial portion of their assets are located outside of the United States and Hong Kong. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the Cayman Islands or in China in the event that you believe that your rights have been infringed under the securities laws of the United States, Hong Kong or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, Hong Kong or Chinese mainland, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.
Due to jurisdictional limitations, matters of comity and various other factors, the ability of U.S. authorities, such as the SEC and the U.S. Department of Justice, or the DOJ, to investigate and bring enforcement actions against companies may be limited in foreign jurisdictions, including China. Local laws may constrain our and our directors’ and officers’ ability to cooperate with such an investigation or action. For example, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide documents or materials relating to securities business activities to overseas parties.
As a result, holders of the Notes may have more difficulty in protecting their interests through actions against us, our management, our directors, our officers or our major shareholders than would holders of debt securities of a corporation incorporated in a jurisdiction in the United States or Hong Kong. Investor protection through actions by the SEC, the DOJ and other U.S. authorities also may be limited.
We are not obligated to pay additional amounts in the event withholding or deduction for taxes is imposed in any jurisdiction other than the Cayman Islands or the PRC.
In the event that any withholding or deduction on account of any present or future taxes, duties, assessments or governmental charges levied on payments of principal, premium, if any, and interest made by us in respect of the Notes is imposed in any jurisdiction other than the Cayman Islands or the PRC, we are not obligated to pay additional amounts so that investors receive the same amount as they have received prior to such withholding or deduction. If we were considered by a taxing authority in any other jurisdiction to be a resident for tax purposes, payments on the Notes could be subject to withholding or deductions for taxes imposed by such jurisdiction and, in such case, holders of the Notes will only receive the net proceeds of any payment on the Notes after the applicable withholding or deduction, which may be substantially less than what holders would have received if we were liable to pay additional amounts in respect of the applicable withholding or deduction. See “Description of the Notes — Payment of Additional Amounts.”
Our noteholders may be subject to PRC income tax on interest from us and gains on the transfer of the Notes.
Under the PRC Enterprise Income Tax Law, or the EIT Law, and its implementation rules, subject to any applicable tax treaty or similar arrangement between China and the jurisdiction of residence of a noteholder that provides for a different income tax arrangement, PRC withholding tax at the rate of 10% is normally applicable to interest from PRC sources payable to investors that are non-PRC resident enterprises, which do not have an establishment or place of business in China, or which have such establishment or place of business if the relevant income is not effectively connected with the establishment or place of business. Any gain realized on the transfer of Notes by such non-PRC resident enterprise investors is not subject to PRC income tax if the Notes are regarded as movable properties and such gain is regarded as income derived from non-PRC sources. Under the PRC Individual Income Tax Law and its implementation rules, interest from PRC sources paid to foreign individual investors who are not PRC residents is generally subject to a PRC withholding tax at a rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties and similar arrangements and PRC laws. According to applicable individual income tax regulations, if such investors transfer properties, other than immovable properties and equity interests of enterprises, outside of the PRC, the gains derived from such transfer are regarded as foreign sourced income and thus not subject to PRC individual income tax. If we are deemed a PRC resident enterprise, the interest that we pay with respect to our Notes would be treated as income derived from PRC sources and as a result be subject to PRC income tax while gains derived from the transfer of the Notes may not be subject to PRC income tax, if the Notes are regarded as movable properties and thus the gains derived from their transfer are income derived from non-PRC sources. The exchange of the Outstanding Notes for the Notes pursuant to the exchange offer may also be deemed as a transfer of the Outstanding Notes for PRC income tax purposes.
If we are required to withhold PRC tax from interest payments on the Notes, we will generally be required, subject to certain exceptions, to pay such additional amounts as will result in receipt by the holders of the Notes of such amounts as would have been received had no such withholding been required. Under certain circumstances, we will have the option to redeem the Notes prior to their maturity as a result of certain changes in tax law that require us to pay any such additional amounts, and a holder may not be able to reinvest the redemption proceeds in comparable securities at the same rate of return of the Notes.
If PRC income tax were imposed on interest paid to our non-PRC resident investors, it is unclear whether such investors would be able to claim the benefit of income tax treaties or agreements entered into between China and their jurisdiction of residence if they are not regarded as beneficial owners of the interest. In addition, the value of such investors’ investment in our Notes may be materially and adversely affected. If we are required to pay additional amounts with respect to any PRC withholding tax, our cash flows will be adversely impacted.
Because the Notes will initially be issued in book-entry form, holders must rely on DTC’s procedure to receive communications relating to the Notes and exercise their rights and remedies.
We will initially issue the Notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of the Notes — Book-Entry; Delivery and Form.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the Notes. Instead, DTC or its nominee will be the sole holder of global notes. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the Notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you timely will receive any such communications.
The trustee may request the holders of the Notes to provide an indemnity and/or security and/or prefunding to its satisfaction.
In certain circumstances, the trustee may request holders of the Notes to provide an indemnity and/or security and/or prefunding to its satisfaction before it will take actions on their behalf. The trustee will not be obliged to take any such actions if not indemnified and/or secured and/or prefunded to its satisfaction. Negotiating and agreeing to an indemnity and/or security and/or prefunding can be a lengthy process and may impact on when such actions can be taken. Further, the trustee may not be able to take actions, notwithstanding the provision of an indemnity and/or security and/or prefunding to it, in breach of the terms of the indenture or in circumstances where there is uncertainty or dispute as to such actions’ compliance with applicable laws and regulations. In such circumstances, to the extent permitted by any applicable agreements or applicable laws, it will be for the holders to take such actions directly.
Regulations on currency exchange or outbound capital flows may limit our ability to utilize our PRC revenue effectively offshore.
A significant majority of our revenue is denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but requires approval from or registration with appropriate government authorities or designated banks under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries or VIEs. Currently, our PRC subsidiaries, that are foreign invested enterprises, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions.
Since a significant majority of our PRC revenue is denominated in Renminbi, any existing and future regulations on currency exchange or outbound capital flows may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC, make investments, service any debt we have incurred or may incur outside of China, including the Notes, our other outstanding senior notes and other debt securities we may offer in the future.

USE OF PROCEEDS
We will not receive any cash proceeds from the issuance of the Notes. In consideration for issuing the Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Outstanding Notes, the terms of which are identical in all material respects to the Notes. The Outstanding Notes surrendered in exchange for the Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Notes will not result in any change in our capitalization or result in any increase in our indebtedness.
The net proceeds to us from the issuance of the Outstanding Notes were US$2,632 million after deducting fees, commissions and other expenses payable in connection with such offering. We used the net proceeds, together with cash on hand, for general corporate purposes, including repayment of offshore debt and share repurchases.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2025:
•
on an actual basis; and

•
on a pro forma basis to reflect the issuance and sale of Zero Coupon Exchangeable Bonds due 2032 (the “Exchangeable Bonds”) on July 9, 2025, as disclosed in our current report on Form 6-K furnished to the SEC on July 9, 2025 and incorporated by reference herein, and the bookrunners’ commissions and offering expenses payable by us, and excluding, for the avoidance of doubt, our lending of certain ordinary shares of Alibaba Health Information Technology Limited to an affiliate of certain bookrunner in connection with the Exchangeable Bonds offering.

The issuance of the Notes will not result in any change in our capitalization or result in any increase in our indebtedness. See “Use of Proceeds”
You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes incorporated by reference in this prospectus.
	As of March 31, 2025
	Actual		As Adjusted
	RMB	US$	RMB	US$
	(in millions, except share and per share data)
Cash and cash equivalents	145,487	20,049	156,569	21,576
Short-term investments	228,826	31,533	228,826	31,533
Short-term debt:
Current bank borrowings	22,562	3,109	22,562	3,109
Total short-term debt	22,562	3,109	22,562	3,109
Long-term debt:
Non-current bank borrowings	49,909	6,878	49,909	6,878
Non-current unsecured senior notes	122,398	16,867	122,398	16,867
Non-current convertible unsecured senior notes	35,834	4,938	35,834	4,938
Non-current exchangeable unsecured senior notes	—	—	11,214	1,545
Total long-term debt	208,141	28,683	219,355	30,228
Total mezzanine equity	11,713	1,613	11,713	1,613
Shareholders’ equity:
Ordinary shares (US$0.000003125 par value; 32,000,000,000 shares authorized, 18,474,235,708 shares issued and outstanding as of March 31, 2025)	1	—	1	—
Additional paid-in capital	381,379	52,555	381,379	52,555
Treasury shares, at cost	(36,329)	(5,006)	(36,329)	(5,006)
Statutory reserves	15,936	2,196	15,936	2,196
Accumulated other comprehensive income	3,393	468	3,393	468
Retained earnings	645,478	88,949	645,346	88,931
Total shareholders’ equity	1,009,858	139,162	1,009,726	139,144
Total capitalization(1)	1,229,712	169,458	1,240,794	170,985

(1)
Equals the sum of total long-term debt, total mezzanine equity and total shareholders’ equity.

THE EXCHANGE OFFER
General
This section describes the exchange offer and the material provisions of the registration rights agreement, but it may not contain all of the information that is important to you. We refer you to the complete provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement on Form F-4. See “Where You Can Find More Information” for instructions on how to obtain copies of this document.
We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the exchange offer), to exchange newly issued Notes in the following respective series in up to the following aggregate principal amounts:
•
US$1,000,000,000 of our 4.875% Senior Notes due 2030;

•
US$1,150,000,000 of our 5.250% Senior Notes due 2035; and

•
US$500,000,000 of our 5.625% Senior Notes due 2054;

for a like aggregate principal amount of the following respective series of Outstanding Notes:
•
4.875% Senior Notes due 2030;

•
5.250% Senior Notes due 2035; and

•
5.625% Senior Notes due 2054, respectively

properly tendered on or prior to the expiration date and not withdrawn. The exchange offer is being made with respect to all of the Outstanding Notes. Other than in the United States, we have not taken any action that would permit a public offering of the Notes in any jurisdiction where action for that purpose is required. In particular, in Hong Kong, only holders of Outstanding Notes who are “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance may participate in the exchange offer. See “Plan of Distribution.”
As of the date of this prospectus, US$2,650 million aggregate principal amount of the Outstanding Notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about           , 2025, to all holders of Outstanding Notes known to us. Our obligation to accept Outstanding Notes for exchange pursuant to the exchange offer is subject to conditions set forth under “— Conditions to the Exchange Offer” below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.
Purpose and Effect of the Exchange Offer
We have entered into a registration rights agreement with the initial purchasers of the Outstanding Notes in which we agreed to file a registration statement relating to an offer to exchange the Outstanding Notes for Notes. We also agreed to use commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act on or before November 26, 2025 and keep the exchange offer registration statement effective for at least 20 business days. The Notes will have terms substantially identical to the Outstanding Notes, except that the Notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe obligations in the registration rights agreement. The Outstanding Notes were issued on November 26, 2024.
If we are unable to meet our obligations under the registration rights agreement described above, we will use commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the Outstanding Notes and keep the registration statement effective until the date that the notes cease to be registrable securities.
If we fail to comply with our obligations under the registration rights agreement described above, we will be required to pay additional interest to holders of the Outstanding Notes.
Each holder of Outstanding Notes that wishes to exchange Outstanding Notes for Notes in the exchange offer will be required to make certain representations, including the following:
•
any Notes will be acquired in the ordinary course of its business;

•
the holder has no arrangements or understanding with any person to participate in the distribution of the Notes within the meaning of the Securities Act;

•
the holder is not an affiliate, as defined in Rule 405 of the Securities Act, of ours or if it is an affiliate of ours, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•
if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in the distribution of the Notes; and

•
if the holder is a broker-dealer, that it will receive Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of the Notes. See “Plan of Distribution.”

Terms of the Exchange Offer
Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any Outstanding Notes properly tendered and not properly withdrawn prior to the expiration date. We will issue a principal amount of Notes equal to principal amount of Outstanding Notes surrendered under the exchange offer. Outstanding Notes may be tendered only in minimum denominations of US$200,000 and integral multiples of US$1,000.
The form and terms of the Notes will be substantially identical to the form and terms of the Outstanding Notes except the Notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional amounts upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to be effective, a registration statement. The Notes will evidence the same debt as the Outstanding Notes. The Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Outstanding Notes.
The exchange offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.
As of the date of this prospectus, US$2,650 million aggregate principal amount of the Outstanding Notes are outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of Outstanding Notes. There will be no fixed record date for determining registered holders of Outstanding Notes entitled to participate in the exchange offer.
We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. Outstanding Notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits the holders have under the indenture relating to the Outstanding Notes, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.
We will be deemed to have accepted for exchange properly tendered Outstanding Notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Notes from us and delivering Notes to the holders. Under the terms of the registration rights agreement, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Outstanding Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “— Conditions to the Exchange Offer.”
Holders who tender Outstanding Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Outstanding Notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled “— Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Resales of the Notes
Based on interpretations of the staff of the SEC set forth in no action letters issued to unrelated third parties, we believe that Notes issued under the exchange offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by any Note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:
•
the holder is not an affiliate, as defined in Rule 405 of the Securities Act, of ours or if it is an affiliate of ours, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•
the Notes are acquired in the ordinary course of the holder’s business; and

•
the holder does not intend to participate in the distribution of the Notes.

Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the Notes:
•
cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation or similar interpretive letters; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Outstanding Notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Notes for its own account in exchange for Outstanding Notes, where the Outstanding Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of Notes.
Expiration Date; Extensions; Amendments
The exchange offer will expire at 5:00 p.m., New York City time on           , 2025, unless in our sole discretion we extend it.
In order to extend the exchange offer, we will notify the exchange agent in writing of any extension. We will notify the registered holders of Outstanding Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.
We reserve the right, in our sole discretion:
•
to delay accepting for exchange any Outstanding Notes;

•
to extend the exchange offer or to terminate the exchange offer and to refuse to accept Outstanding Notes not previously accepted if any of the conditions set forth below under “— Conditions to the Exchange Offer” have not been satisfied, by giving written notice of the delay, extension or termination to the exchange agent; or

•
under the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed promptly by written notice to the registered holders of Outstanding Notes. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holder of Outstanding Notes of the amendment.
Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Conditions to the Exchange Offer
Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any Notes for, any Outstanding Notes, and we may terminate the exchange offer as provided in this prospectus before accepting any Outstanding Notes for exchange if in our judgment:
•
the Notes to be received will not be tradable by the holder, without restriction under the Securities Act, the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•
the exchange offer, or the making of any exchange by a holder of Outstanding Notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

•
any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, could impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the Outstanding Notes of any holder that has not made to us:
•
the representations described under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering” and “Plan of Distribution”; and

•
such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the Notes under the Securities Act.

We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any Outstanding Notes by giving written notice of the extension to their holders. During any such extensions, all notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any Outstanding Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.
We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any Outstanding Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give written notice of any extension, amendment, nonacceptance or termination to the holders of the Outstanding Notes as promptly as practicable.
These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of this right. Each right will be deemed an ongoing right that we may assert at any time or at various times.
In addition, we will not accept for exchange any Outstanding Notes tendered, and will not issue Notes in exchange for any Outstanding Notes if, at the time, any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act.
Procedures for Tendering
Only a holder of Outstanding Notes may tender the Outstanding Notes in the exchange offer. To tender in the exchange offer, a holder must:
•
complete, sign and date the accompanying letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; deliver the letter of transmittal to the exchange agent prior to the expiration date; or

•
comply with DTC’s ATOP system procedures described below.

In addition, either:
•
the exchange agent must receive the Outstanding Notes along with the accompanying letter of transmittal; or

•
the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of the Outstanding Notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below and a properly transmitted agent’s message; or

•
the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of a letter of transmittal and other required documents at the address set forth below under “— Exchange Agent” prior to the expiration date.
The tender by a holder that is not properly withdrawn prior to the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.
The method of delivery of Outstanding Notes, the letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or Outstanding Notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.
Any beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the accompanying letter of transmittal and delivering its Outstanding Notes either:
•
make appropriate arrangements to register ownership of the Outstanding Notes in such owner’s name; or

•
obtain a properly completed bond power from the registered holder of Outstanding Notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.
Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the Outstanding Notes are tendered:
•
by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the accompanying letter of transmittal; or

•
for the account of an eligible institution.

If the accompanying letter of transmittal is signed by a person other than the registered holder of any Outstanding Notes listed on the Outstanding Notes, the Outstanding Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the Outstanding Notes and an eligible institution must guarantee the signature on the bond power.
If the accompanying letter of transmittal or any Outstanding Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the accompanying letter of transmittal.
The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use DTC’s ATOP system to tender. Participants in the program may, instead of physically completing and signing the accompanying letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the Outstanding Notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:
•
DTC has received an express acknowledgment from a participant in its ATOP system that is tendering Outstanding Notes that are the subject of the book-entry confirmation;

•
the participant has received and agrees to be bound by the terms of the accompanying letter of transmittal, or, in the case of an agent’s message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•
the agreement may be enforced against that participant.

We will determine in our sole discretion all outstanding questions as to the validity, form, eligibility, including time or receipt, acceptance of tendered Outstanding Notes and withdrawal of tendered Outstanding Notes. Our determination will be final and binding. We reserve the absolute right to reject any Outstanding Notes not validly tendered or any Outstanding Notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Outstanding Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the accompanying letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as we will determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither we, the Trustee, the exchange agent, nor any other person will incur any liability for failure to give the notification. Tenders of Outstanding Notes will not be deemed made until any defects or irregularities have been cured or waived. Any Outstanding Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.
In all cases, we will issue Notes for Outstanding Notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:
•
Outstanding Notes or a timely book-entry confirmation of the Outstanding Notes into the exchange agent’s account at DTC; and

•
a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By signing the accompanying letter of transmittal or authorizing the transmission of the agent’s message, each tendering holder of Outstanding Notes will represent or be deemed to have represented to us that, among other things:
•
any Notes will be acquired in the ordinary course of its business;

•
the holder has no arrangements or understanding with any person to participate in the distribution of the Notes within the meaning of the Securities Act;

•
the holder is not an affiliate, as defined in Rule 405 of the Securities Act, of ours or if it is an affiliate of ours, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•
if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in the distribution of the Notes; and

•
if the holder is a broker-dealer, that it will receive Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of the Notes. See “Plan of Distribution.”

Book-entry Transfer
The exchange agent will make a request to establish an account with respect to the Outstanding Notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC’s system may make book-entry delivery of Outstanding Notes by causing DTC to transfer the Outstanding Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of Outstanding Notes who are unable to deliver confirmation of the book-entry tender of their Outstanding Notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their Outstanding Notes according to the guaranteed delivery procedures described below.
Guaranteed Delivery Procedures
Holders wishing to tender their Outstanding Notes but whose certificates representing the Outstanding Notes are not immediately available, or who are unable to complete the procedures for book-entry transfer on a timely basis, or who cannot deliver all documents required by the letter of transmittal to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date may tender if:
•
the tender is made through an eligible institution;

•
prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery, by mail, hand delivery, overnight carrier, or facsimile transmission, or a properly transmitted agent’s message and notice of guaranteed delivery:

•
setting forth the name and address of the holder, the registered number(s) of the Outstanding Notes and the principal amount of Outstanding Notes tendered;

•
stating that the tender is being made thereby; and

•
guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the accompanying letter of transmittal, together with the Outstanding Notes or a book-entry confirmation, and any other documents required by the accompanying letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•
the exchange agent receives the properly completed and executed letter of transmittal, as well as all tendered Outstanding Notes in proper form for transfer or a book-entry confirmation, and all other documents required by the accompanying letter of transmittal, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their Outstanding Notes according to the guaranteed delivery procedures set forth above.
Withdrawal of Tenders
Except as otherwise provided in this prospectus, holders of Outstanding Notes may withdraw their tenders at any time prior to the expiration date.
For a withdrawal to be effective:
•
the exchange agent must receive a written notice of withdrawal at one of the addresses set forth below under “— Exchange Agent,” or

•
holders must comply with the appropriate procedures of DTC’s ATOP system.

Any notice of withdrawal must:
•
specify the name of the person who tendered the Outstanding Notes to be withdrawn;

•
identify the Outstanding Notes to be withdrawn, including the principal amount of the Outstanding Notes; and

•
where certificates for Outstanding Notes have been transmitted, specify the name in which the Outstanding Notes were registered, if different from that of the withdrawing holder.

If certificates for Outstanding Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit:
•
the serial numbers of the particular certificates to be withdrawn; and

•
a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution.

If Outstanding Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of that facility. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of the notices, and our determination will be final and binding on all parties. We will deem any Outstanding Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. Any Outstanding Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of Outstanding Notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, the Outstanding Notes will be credited to an account maintained with DTC for Outstanding Notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn, Outstanding Notes may be retendered by following one of the procedures described under “— Procedures for Tendering” above at any time on or prior to the expiration date.
Exchange Agent
Citibank, N.A. has been appointed as exchange agent for the exchange offer. No additional copies of this prospectus or for the letter of transmittal will be made available by the Exchange Agent. The notice of guaranteed delivery to the exchange agent may be submitted via the DTC ATOP procedures unless Notes are held physically in which the notice shall be delivered as follows:
By Mail:
Citibank, N.A.
P.O. Box 219287
Kansas City, MO 64121-9287
Ref: Alibaba Exchange Offer
By Overnight Mail:
Citibank, N.A.
801 Pennsylvania Ave, Suite 219287
Kansas City, MO 64105-1307
Ref: Alibaba Exchange Offer
For Notice of Guaranteed Delivery Only:
By Facsimile Transmission:
(For Eligible Institutions Only)
(816) 374-7427
Confirm Facsimile Transmission:
(By Telephone Only)
(844) 460-9413
Delivery of the letter of transmittal to an address other than as set forth above does not constitute a valid delivery of the letter of transmittal.
Fees and Expenses
We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will incur certain cash expenses in connection with soliciting tenders, including:
•
SEC registration fees;

•
fees and expenses of the exchange agent and trustee;

•
accounting and legal fees and printing costs; and

•
related fees and expenses.

Transfer Taxes
We will pay all transfer taxes, if any, applicable to the exchange of Outstanding Notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:
•
certificates representing Notes or certificates representing Outstanding Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Outstanding Notes;

•
tendered Outstanding Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•
a transfer tax is imposed for any reason other than the exchange of Outstanding Notes under the exchange offer.

If satisfactory evidence of payment of the taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed to that tendering holder.
Holders who tender their Outstanding Notes for Notes will generally not be required to pay any transfer taxes. However, holders who instruct us to register Notes in the name of, or request that Outstanding Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.
Consequences of Failure to Exchange
Holders of Outstanding Notes who do not exchange their Outstanding Notes for Notes under the exchange offer will remain subject to the restrictions on transfer of the Outstanding Notes:
•
as set forth in the legend printed on the Outstanding Notes as a consequence of the issuance of the Outstanding Notes under the exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•
otherwise as set forth in the final offering memorandum distributed in connection with the private offering of the Outstanding Notes.

In general, you may not offer or sell the Outstanding Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Outstanding Notes under the Securities Act. Based on interpretations of the staff of the SEC, Notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the Notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the Notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the Notes:
•
cannot rely on the applicable interpretations of the SEC; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Other
The principal solicitation is being made by mail; however, we may make additional solicitations by telephone or in person by our officers and regular employees and those of our affiliates.
Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.
We may in the future seek to acquire untendered Outstanding Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Outstanding Notes that are not tendered in the exchange offer or to file a registration statement to permit resale of any untendered Outstanding Notes.

DESCRIPTION OF THE NOTES
On November 26, 2024, we completed a private placement of an aggregate US$2,650 million of Outstanding Notes. We issued the Outstanding Notes, and will issue the Notes, under an indenture (the “Indenture”) dated November 26, 2024, between ourselves and Citibank, N.A., as trustee. The Outstanding Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act.
The following summary of the material provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the Notes, including the definitions of certain terms therein. We refer you to the complete text of the Indenture which has been filed as an exhibit to the registration statement on Form F-4 of which this prospectus is a part. See “Where You Can Find More Information” for instructions on how to obtain copies of the Indenture.
The terms and provisions of the Notes are substantially identical in all material respects to the Outstanding Notes except the Notes have been registered under the Securities Act, are not subject to further exchange. The Notes and the Outstanding Notes will form a single series of notes for all purposes of the Indenture. References to the “Notes” in this prospectus are references to the exchange notes. Certain terms used in this description are defined under the subheading “— Certain Definitions.” In this description, the words “Company,” “we” and “our” refer only to Alibaba Group Holding Limited and not to any of its Controlled Entities (as defined below).
Principal, Maturity and Interest
We are offering to exchange up to US$1,000,000,000 of the 2030 Notes, up to US$1,150,000,000 of the 2035 Notes, and up to US$500,000,000 of the 2054 Notes for a like aggregate principal amount of the Outstanding 2030 Notes, Outstanding 2035 Notes, and Outstanding 2054 Notes, respectively. The 2030 Notes, 2035 Notes, and 2054 Notes will mature on May 26, 2030, May 26, 2035 and November 26, 2054, respectively. Interest on the 2030 Notes, 2035 Notes, and 2054 Notes will accrue at the rate of 4.875%, 5.250% and 5.625% per annum, respectively, and will be payable semi-annually in arrears on May 26 and November 26, commencing on November 26, 2025 to the holders of record of those Notes on the immediately preceding May 11 or November 11, respectively. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will be responsible for calculating the interest amount. Neither the Trustee nor the Paying Agent shall have any duty to calculate the interest amount nor shall it have any duty to review or verify our calculations of the interest amount.
Additional Notes
We may issue additional notes (the “Additional Notes”) under the Indenture. The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture for the applicable series, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the Notes include any Additional Notes actually issued.
Denomination
The Notes shall be denominated in minimum principal amounts of US$200,000 and in integral multiples of US$1,000 in excess thereof. The Notes will be issued in registered global form.
Ranking
The Notes will be our senior unsecured obligations and will (i) rank senior in right of payment to all of our existing and future indebtedness expressly subordinated in right of payment to the Notes and (ii) rank at least equally in right of payment with all of our existing and future unsecured unsubordinated indebtedness (subject to any priority rights pursuant to applicable law). Secured debt and other secured obligations of the Company will be effectively senior to the Notes to the extent of the value of the assets securing such debt or other obligations. As of March 31, 2025, our total consolidated indebtedness, comprising our bank borrowings, unsecured senior notes and convertible unsecured senior notes, was RMB230.7 billion (US$31.8 billion).
All of our operations are conducted through our Controlled Entities. Claims of creditors of such Controlled Entities that are not guarantors of our obligations, including trade creditors and creditors holding indebtedness or guarantees issued by such Controlled Entities, and claims of preferred stockholders of such Controlled Entities generally will have priority with respect to the assets and earnings of such Controlled Entities over the claims of our creditors, including holders of the Notes. Accordingly, the Notes will be effectively structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our Controlled Entities that are not guarantors. As of March 31, 2025, our subsidiaries and consolidated affiliated entities had RMB483.7 billion (US$66.7 billion) of indebtedness and other liabilities, comprising income tax payable, accrued expenses, accounts payable, and other liabilities, merchant deposits, customer advances and deferred tax liabilities, to which the Notes would have been structurally subordinated.
No Guarantee
The Notes are not guaranteed by any of our existing Subsidiaries or Consolidated Affiliated Entities, who together hold substantially all of our operating assets and conduct substantially all of our business. Additionally, the Indenture governing the Notes will not contain any obligation for any of our existing or future Subsidiaries or Consolidated Affiliated Entities to guarantee the Notes. In the future we and our Subsidiaries or Consolidated Affiliated Entities may enter into credit facilities, including revolving credit facilities, secured by our assets or the assets of, or guaranteed by, such Subsidiaries or Consolidated Affiliated Entities without obligating such Subsidiaries or Consolidated Affiliated Entities to provide security or guarantees in respect of the Notes. See “Risk Factors — Risks Related to the Notes — We may not have access to sufficient cash to make payments on the Notes. The Notes will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries and the consolidated affiliated entities.”
Optional Redemption
We may redeem the 2030 Notes at any time prior to April 26, 2030, the 2035 Notes at any time prior to February 26, 2035, and the 2054 Notes at any time prior to May 26, 2054, in each case, in whole or in part, upon giving not less than 30 days’ nor more than 60 days’ notice to holders of the applicable Notes (which notice shall be irrevocable), the Trustee and the Paying Agent, at a redemption amount equal to the greater of:
•
100% of the principal amount of the applicable Notes to be redeemed; and

•
the “make-whole amount,” which means the amount determined by us on the fifth Business Day before the redemption date equal to the sum of (i) the present value of the principal amount of the applicable Notes to be redeemed, assuming a scheduled repayment thereof on the stated maturity date, plus (ii) the present value of the remaining scheduled payments of interest on such Notes to and including the stated maturity date (exclusive of interest accrued to the redemption date), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 10 basis points in the case of the 2030 Notes, plus 15 basis points in the case of the 2035 Notes and plus 20 basis points in the case of the 2054 Notes;

plus, in each case, accrued and unpaid interest, if any, on such Notes to, but not including the redemption date; provided that the principal amount of any series of the applicable Notes that remain outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.
In addition, we may, upon giving not less than 30 days’ nor more than 60 days’ notice to holders of the applicable Notes (which notice shall be irrevocable), the Trustee and the Paying Agent, redeem the 2030 Notes at any time from and after April 26, 2030, the 2035 Notes at any time from and after February 26, 2035 and the 2054 Notes at any time from and after May 26, 2054, in each case, in whole or in part, at a redemption price equal to 100% of the principal amount of the applicable Notes to be redeemed plus accrued and unpaid interest, if any, on such Notes to, but not including, the redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable Notes to be redeemed.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by us in good faith.
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth Business Day before such redemption date.
“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth Business Day before such redemption date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
The notice of redemption will be sent at least 30 days but not more than 60 days before the redemption date to the Trustee, the Paying Agent and each holder of record of the applicable Notes to be redeemed at its registered address (or in the case of Global Notes, delivered to DTC). The notice of redemption for the applicable Notes will state, among other things, the amount of the applicable Notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of applicable Notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on the applicable Notes that have been called for redemption at the redemption date.
If less than all of the Notes are to be redeemed, the Notes for redemption will be selected as follows:
•
if the Notes are held through the clearing systems, in compliance with the requirements of the applicable clearing systems; or

•
if the Notes are not held through the clearing systems, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate, unless otherwise required by law.

In any case in which the date of the payment of principal of, premium (if any) or interest on the Notes (including any payment to be made on any date fixed for redemption or purchase of any Note) is not a Business Day at a place of payment, then payment of principal, premium (if any) or interest need not be made on such date but may be made on the next succeeding Business Day in such place. Any payment made on such Business Day will have the same force and effect as if made on the date on which such payment is due, and no interest on the Notes will accrue for the period after such date.
We will be responsible for calculating the redemption price. Neither the Trustee nor the Paying Agent shall have any duty to calculate the redemption price nor shall it have any duty to review or verify our calculations of the redemption price.
Repurchase Upon Triggering Event
If a Triggering Event occurs, unless we have exercised our right to redeem the Notes as described under the heading “— Tax Redemption” or under the heading “— Optional Redemption,” we will be required to make an offer to repurchase all or, at the holder’s option, any part (equal to US$200,000 or multiples of US$1,000 in excess thereof), of each holder’s Notes pursuant to the offer described below (the “Triggering Event Offer”). In the Triggering Event Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase (the “Triggering Event Payment”).
Within 30 days following a Triggering Event, we will be required to send a notice to holders of the Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Triggering Event Payment Date”), pursuant to the procedures required by the Notes and described in such notice.
On the Triggering Event Payment Date, we will be required, to the extent lawful, to:
•
accept for payment all Notes or portions of Notes properly tendered pursuant to the Triggering Event Offer;

•
deposit with the Trustee in its capacity as tender agent (the “Tender Agent”) one Business Day prior to the Triggering Event Payment Date an amount of cash in U.S. dollars equal to the Triggering Event Payment in respect of all Notes or portions of Notes properly tendered at least three Business Days prior to the Triggering Event Payment Date; and

•
deliver or cause to be delivered for cancellation to the Paying Agent the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us.

The Tender Agent will be required to promptly send to each holder who properly tendered Notes the purchase price for the Notes properly tendered, and upon our written request, the Trustee will be required to promptly authenticate and send (or cause to be transferred by book-entry) to each such holder a new Note in principal amount equal to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of US$200,000 or a multiple of US$1,000 in excess thereof.
We will not be required to make a Triggering Event Offer upon a Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, we will be required to make a Triggering Event Offer treating the date of such termination or default as though it were the date of the Triggering Event.
We will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Triggering Event Offer provisions of the Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Triggering Event Offer provisions of the Notes by virtue of any such conflict.
There can be no assurance that we will have sufficient funds available at the time of a Triggering Event to consummate a Triggering Event Offer for all Notes then outstanding (or all Notes properly tendered by the holders of the Notes) and pay the Triggering Event Payment. We may also be prohibited by terms of other indebtedness or agreements from repurchasing the Notes upon a Triggering Event, which would require us to repay the relevant indebtedness or terminate the relevant agreement before we can proceed with a Triggering Event Offer, and there can be no assurance that we will be able to effect such repayment or termination.
“Triggering Event” means the occurrence of both of the following events: (A) any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (“Change in Law”) that results in (x) the Group (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in our consolidated financial statements for the most recent fiscal quarter prepared in accordance with U.S. GAAP and (y) we being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in our consolidated financial statements for the most recent fiscal quarter prepared in accordance with U.S. GAAP prior to such Change in Law and (B) we have not furnished to the Trustee, prior to the date that is twelve months after the date of the Change in Law, an opinion from an independent financial advisor or an independent legal counsel (each of international standing) stating either that (1) we are able to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in our consolidated financial statements for the most recent fiscal quarter prepared in accordance with U.S. GAAP prior to such Change in Law (including after giving effect to any corporate restructuring or reorganization plan of ours) or (2) such Change in Law would not materially adversely affect our ability to make principal, premium (if any) and interest payments on the Notes when due. The Trustee shall be entitled to accept and conclusively rely on (without liability) any such opinion provided to it and shall not be required to review or monitor compliance with the provisions hereof nor liable to any person for accepting any opinion provided to it hereunder.
The definition of Triggering Event includes a phrase relating to operating “substantially all” or deriving “substantially all” of the economic benefits from, the business operations conducted by the Group. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a Triggering Event may be uncertain.
Neither the Trustee nor any Agents shall be required to take any steps to ascertain whether a Triggering Event or any event which could lead to a Triggering Event has occurred or may occur and shall be entitled to assume that no such event has occurred until it has received written notice to the contrary from the Company and neither the Trustee nor any Agents shall be liable to any person for any failure to do so. Neither the Trustee nor any Agents shall be required to take any steps to ascertain whether the conditions for the exercise of the rights herein have occurred. The Trustee and Agents shall not be responsible for determining or verifying whether a Note is to be accepted for redemption and will not be responsible or liable to any person for any failure to do so.
Tax Redemption
The Notes of any series may be redeemed at any time, at our option, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, if (i) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined below) (or, in the case of Additional Amounts payable by a successor Person to us, the applicable Successor Jurisdiction (as defined below)), or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after November 26, 2024 (or, in the case of Additional Amounts payable by a successor Person to us, the date on which such successor Person to us became such pursuant to the Indenture) (a “Tax Change”), we or any such successor Person to us is, or would be, obligated to pay Additional Amounts upon the next payment of principal, premium (if any) or interest in respect of the Notes and (ii) such obligation cannot be avoided by us or any such successor Person to us taking reasonable measures available to it, provided that changing our or such successor Person’s jurisdiction of organization or tax residency is not a reasonable measure for purposes of this section.
Prior to the giving of any notice of redemption of the Notes of any series pursuant to the foregoing, we or any such successor Person to us shall deliver to the Trustee (i) a notice of such redemption election and (ii) an opinion of an independent legal counsel or an opinion of an independent tax consultant to the effect that we or any such successor Person to us is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change. The Trustee shall be entitled to accept and conclusively rely on (without liability) any such opinion provided to it and shall not be required to review or monitor compliance with the provisions hereof nor liable to any person for accepting any opinion provided to it hereunder.
Notice of such a redemption of the Notes shall be given to the holders of the Notes not less than 30 days nor more than 60 days prior to the date fixed for redemption. Notice having been given, the Notes shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in the Notes or the Indenture. From and after the redemption date, if moneys for the redemption of the Notes shall have been made available as provided in the Indenture for redemption on the redemption date, the Notes shall cease to bear interest, and the only right of the holders of the Notes shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption.
Payment of Additional Amounts
All payments of principal, premium, if any, and interest made by us in respect of the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) imposed or levied by or within the Cayman Islands or the PRC (in each case, including any political subdivision or any authority therein or thereof having power to tax) (each, a “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law. If we are required to make such withholding or deduction, we will pay such additional amounts (“Additional Amounts”) as will result in receipt by each holder of the Notes of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:
(i)
in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of the Notes and the Relevant Jurisdiction other than merely holding the Notes or receiving principal, premium (if any) or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

(ii)
in respect of any Note presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the “relevant date” in relation to any Note means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

(iii)
in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of any Note to comply with a timely request by us addressed to the holder or beneficial owner to provide certification or information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;

(iv)
in respect of any Taxes imposed as a result of a Note being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(v)
in respect of any estate, inheritance, gift, sale, use, value added, excise, transfer, personal property, wealth, interest equalization or similar Taxes (other than any value added Taxes imposed by the PRC or any political subdivision thereof if we were to be deemed a PRC tax resident);

(vi)
to any holder of a Note that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required by the laws of the Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the holder thereof;

(vii)
with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto;

(viii)
in respect of any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any Note; or

(ix)
in respect of any combination of Taxes referred to in the preceding items (i) through (viii) above.

In the event that any withholding or deduction for or on account of any Taxes is required and Additional Amounts are payable with respect thereto, at least 30 days prior to each date of payment of principal of, premium (if any) or interest on the Notes (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case we will notify the Trustee and the Paying Agent promptly thereafter), we will furnish to the Trustee and the Paying Agent, if other than the Trustee, an officer’s certificate specifying the amount required to be withheld or deducted on such payments to holders, certifying that we shall pay such amounts required to be withheld to the appropriate governmental authority and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each holder, and that we will pay to the Trustee or such Paying Agent the Additional Amounts required to be paid; provided that no such officer’s certificate will be required prior to any date of payment of principal of, premium (if any) or interest on the Notes if there has been no change with respect to the matters set forth in a prior officer’s certificate. The Trustee and each Paying Agent may conclusively rely on the fact that any officer’s certificate contemplated by this paragraph has not been furnished as evidence of the fact that no Additional Amounts are payable with respect to any withholding or deduction for or on account of any Taxes.
Whenever there is mentioned, in any context, the payment of principal, premium (if any) or interest in respect of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for in the Indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Indenture.
The foregoing provisions shall apply in the same manner with respect to the jurisdiction in which any successor Person to us is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a “Successor Jurisdiction”), substituting such Successor Jurisdiction for the Relevant Jurisdiction.
Our obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the Indenture.
Certain Covenants
The Indenture contains covenants including, among others, the following:
Limitations on Liens
The Company will not create or have outstanding, and we will ensure that none of our Principal Controlled Entities will create or have outstanding, any Lien upon the whole or any part of their respective present or future assets securing any Relevant Indebtedness, or create or have outstanding any guarantee or indemnity in respect of any Relevant Indebtedness either of us or of any Principal Controlled Entity, without (i) at the same time or prior thereto securing or guaranteeing the Notes, as applicable, equally and ratably therewith or (ii) providing such other security or guarantees for the Notes as shall be approved by an act of the holders of the Notes holding at least a majority of the principal amount of the Notes then outstanding.
The foregoing restriction will not apply to:
(i)
any Lien, guarantee or indemnity arising or already arisen automatically by operation of law which is timely discharged or disputed in good faith by appropriate proceedings;

(ii)
any Lien, guarantee or indemnity in respect of the obligations of any Person which becomes a Principal Controlled Entity or which merges with or into us or a Principal Controlled Entity after the date of the Indenture which is in existence at the date on which it becomes a Principal Controlled Entity or merges with or into us or a Principal Controlled Entity;

(iii)
any Lien, guarantee or indemnity created or outstanding in favor of us or any Lien, guarantee or indemnity created by any of our Controlled Entities in favor of any of our other Controlled Entities;

(iv)
any Lien, guarantee or indemnity in respect of Relevant Indebtedness of us or any Principal Controlled Entity with respect to which we or such Principal Controlled Entity has paid money or deposited money or securities with a paying agent, trustee or depository to pay or discharge in full the obligations of us or such Principal Controlled Entity in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

(v)
any Lien, guarantee or indemnity created in connection with Relevant Indebtedness of us or any Principal Controlled Entity denominated in Chinese Renminbi and initially offered, marketed or issued primarily to Persons resident in the PRC;

(vi)
any Lien, guarantee or indemnity created in connection with an acquisition of assets or a project financed with, or created to secure, Non-recourse Obligations; or

(vii)
any Lien, guarantee or indemnity arising out of the refinancing, extension, renewal or refunding of any Relevant Indebtedness secured by any Lien or guaranteed by any guarantee or indemnity permitted by the foregoing clause (ii), (v), (vi) or this clause (vii); provided that such Relevant Indebtedness is not increased beyond the principal amount thereof (together with the costs of such refinancing, extension, renewal or refunding, including any accrued interest and prepayment premiums or consent fees) and is not secured by any additional property or assets.

Consolidation, Merger and Sale of Assets
We may not consolidate with or merge into any other Person in a transaction in which the Company is not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any Person unless:
(i)
any Person formed by such consolidation or into or with which we are merged or to whom we have conveyed, transferred or leased our properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the British Virgin Islands, the Cayman Islands, Bermuda, the PRC or Hong Kong and such Person expressly assumes by an indenture supplemental to the Indenture all of the Company’s obligations under the Indenture and the Notes, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes;

(ii)
immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)
the Company shall have delivered to the Trustee an officer’s certificate and an opinion of independent legal counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Listing of the Notes
Application will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. No assurance is made that the application to the SGX-ST will be approved. The offering and settlement of the Notes are not conditional on obtaining such listing. The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions or reports contained in this prospectus. The Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000 for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require.
For so long as the Notes are listed and quoted on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption, in the event that a Global Note is exchanged for definitive Notes. In addition, in the event that a Global Note is exchanged for definitive Notes, an announcement of such exchange shall be made by or on behalf of us through the SGX-ST and such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying agent in Singapore.
Open Market Purchases
We or any of our Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the Indenture. The Notes so purchased, while held by or on behalf of us or any of our Controlled Entities, shall not be deemed to be outstanding for the purposes of determining whether the holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder.
Modification and Waiver
The Indenture contains provisions permitting us and the Trustee, without the consent of the holders of a series of Notes, to execute supplemental indentures for certain enumerated purposes in the Indenture and, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes of such series then outstanding, to add, change, eliminate or modify in any way the provisions of the Indenture or to change or modify in any manner the rights of the holders of the Notes. The Trustee and we may not, however, without the consent of each holder of such series of Notes:
(i)
change the Stated Maturity of the principal or premium, if any, or any installment of interest of such Notes;

(ii)
reduce the principal amount of, payments of interest on or stated time for payment of interest on such Notes;

(iii)
change any obligation of ours to pay Additional Amounts with respect to such Notes;

(iv)
change the currency of payment of the principal of, premium (if any) or interest on such Notes;

(v)
impair the right to institute suit for the enforcement of any payment due on or with respect to such Notes;

(vi)
reduce the above stated percentage of outstanding Notes of such series necessary to modify or amend the Indenture;

(vii)
reduce the percentage of the aggregate principal amount of outstanding Notes of such series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(viii)
modify the provisions of the Indenture with respect to modification and waiver;

(ix)
amend, change or modify any provision of the Indenture or the related definitions affecting the ranking of the Notes in a manner which adversely affects the holders of such series of Notes; or

(x)
reduce the amount of the premium payable upon the redemption or repurchase any of such series of Notes or change the time at which any of the Notes of such series may be redeemed or repurchased as described above under “— Optional Redemption,” “— Tax Redemption” or “— Repurchase Upon Triggering Event” (except through amendments to the definition of “Triggering Event”).

The holders of not less than a majority in aggregate principal amount of the Notes of a series may on behalf of all holders of the Notes of such series waive any existing or past Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default (i) in the payment of principal of, premium (if any) or interest on (or Additional Amounts payable in respect of), the Notes of such series then outstanding, in which event the consent of all holders of the Notes of such series then outstanding affected thereby is required, or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of each holder of the Notes of such series then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of the Notes of such series, whether or not they have given consent to such waivers, and on all future holders of Notes of such series, whether or not notation of such waivers is made upon the Notes of such series. Any instrument given by or on behalf of the Notes of such series in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of the Notes of such series.
Notwithstanding the foregoing, without the consent of any holder of the Notes of such series, the Trustee and we may amend the Indenture and the Notes of such series to, among other things:
(i)
cure any ambiguity, omission, defect or inconsistency contained in the Indenture; provided, however, that such amendment does not materially and adversely affect the rights of holders of such series of Notes;

(ii)
evidence the succession of another corporation, partnership, trust or other entity to the Company in accordance with the terms described under “— Certain Covenants — Consolidation, Merger and Sale of Assets,” or successive successions, and the assumption by such successor of the covenants and obligations of the Company contained in such series of Notes and in the Indenture;

(iii)
comply with the rules of any applicable depository;

(iv)
secure such series of Notes;

(v)
add to the covenants and agreements of the Company and to add Events of Default, in each case, for the protection or benefit of the holders of such series of Notes, or to surrender any right or power herein conferred upon the Company;

(vi)
make any change in such series Notes that does not adversely affect the legal rights under the Indenture of any holder of the Notes in any material respect;

(vii)
evidence and provide for the acceptance of an appointment under the Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms thereof;

(viii)
conform the text of the Indenture or such series of Notes to any provision of this “Description of the Notes” to the extent that such provision in this prospectus was intended to be a verbatim recitation of a provision of the Indenture or Notes as evidenced by an officer’s certificate;

(ix)
make any amendment to the provisions of the Indenture relating to the transfer and legending of such series of Notes as permitted by the Indenture, including, but not limited to, facilitating the issuance and administration of such series of Notes or, if incurred in compliance with the Indenture, Additional Notes; provided, however, that (A) compliance with the Indenture as so amended would not result in such series of Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer the Notes of such series;

(x)
make any amendment to the Indenture necessary to qualify the Indenture under the Trust Indenture Act;

(xi)
effect any changes to the Indenture in a manner necessary to comply with the procedures of DTC or any applicable clearing system;

(xii)
establish the form and terms of and to provide for the issuance of any Additional Notes permitted under the Indenture, or add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as set forth in the Indenture, or other conditions, limitations or restrictions thereafter to be observed; and

(xiii)
add guarantors or co-obligors with respect to the Notes of such series (including in connection with the “— Certain Covenants — Limitations on Liens” provision above).

The consent of the holders of the Notes of such series is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder given in connection with a tender of such holder’s Notes of such series will not be rendered invalid by such tender. After an amendment, supplement or waiver under the Indenture becomes effective, we are required to give to the holders of such series of Notes a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.
Payments for Consent
We will not, and will not permit any of our Controlled Entities to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes of such series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes of such series unless such consideration is offered to be paid and is paid to all holders of the relevant Notes of such series that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.
Events of Default
Each of the following will be defined as an “Event of Default” under the Indenture with respect to the applicable series of Notes:
(i)
failure to pay principal or premium (if any) in respect of the Notes when due and payable (whether at Stated Maturity or upon repurchase, acceleration, redemption or otherwise);

(ii)
failure to pay interest on the Notes (including any additional interest) within 30 days after such interest becomes due and payable;

(iii)
default in the performance of or breach our obligations under the “— Certain Covenants — Consolidation, Merger and Sale of Assets” covenant;

(iv)
default in the performance of or breach any covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the Notes;

(v)
the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of us or any Principal Controlled Entity in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging us or any Principal Controlled Entity bankrupt or insolvent, or approving as final and non-appealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or any Principal Controlled Entity under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any Principal Controlled Entity or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

(vi)
the commencement by us or any Principal Controlled Entity of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by us or any Principal Controlled Entity to the entry of a decree or order for relief in respect of us or any Principal Controlled Entity in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against us or any Principal Controlled Entity, or the filing by us or any Principal Controlled Entity of a petition or answer or consent seeking reorganization or relief with respect to us or any Principal Controlled Entity under any applicable bankruptcy, insolvency or other similar law, or the consent by us or any Principal Controlled Entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any Principal Controlled Entity or of any substantial part of their respective property pursuant to any such law, or the making by us or any Principal Controlled Entity of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by us or any Principal Controlled Entity in writing of our inability to pay our debts generally as they become due, or the taking of corporate action by us or any Principal Controlled Entity that resolves to commence any such action; and

(vii)
the Notes or the Indenture is or becomes or is claimed by us to be unenforceable, invalid or ceases to be in full force and effect other than is permitted by the Indenture.

However, a default under clause (iv) of the preceding paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the then outstanding Notes of such series provide written notice to us of the default and we do not cure such default within the time specified in clause (iv) of the preceding paragraph after receipt of such written notice.
If an Event of Default (other than an Event of Default described in clauses (v) or (vi) above) shall occur and be continuing with respect to the Notes of any series at the time outstanding, then, and in each and every such case, during the continuance of any such Event of Default, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding by written notice to us (or to the Trustee if such notice is given by the holders of the Notes) may, and the Trustee at the written request of such holders shall (subject to it being indemnified and/or secured and/or pre-funded to its satisfaction), declare the unpaid principal amount of the Notes of such series and any accrued and unpaid interest thereon (and any Additional Amounts payable in respect thereof) to be due and payable immediately. If an Event of Default described in clauses (v) or (vi) above shall occur and be continuing, the unpaid principal amount of all the Notes then outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the Trustee or any holder of the Notes, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of at least a majority in aggregate principal amount of the Notes of such series may, under certain circumstances, waive all past defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and (2) all Events of Default, other than the non-payment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. For information as to waiver of defaults, see “— Modification and Waiver.”
Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture at the request, order or direction of any of the holders of Notes, unless the requisite number of holders have instructed the Trustee in writing and offered to the Trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring pre-funding, security and/or indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Notes of such series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that is unclear, conflicting or equivocal or conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines may be unduly prejudicial to the rights of holders not joining in the giving of such direction (it being understood that the Trustee does not have an obligation to determine if such direction is unduly prejudicial to the rights of the holders) and may take any other action it deems proper that is not inconsistent with any such direction received from holders. The Trustee shall not be liable to any person for having acted on instruction or direction provided to it by holders with respect to the Indenture and the Notes. The Trustee will not be required to expend its own funds in following such direction if it does not believe that reimbursement or satisfactory indemnification and/or security and/or pre-funding is assured to it.
No holder of the Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of such series, (ii) the holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding have made written request to the Trustee to institute such proceeding or pursue such remedy, (iii) such holder or holders have offered pre-funding, security and/or indemnity satisfactory to the Trustee and (iv) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the Notes of such series then outstanding a written direction inconsistent with such request, within 60 days after such written notice, request and offer of indemnity and/or security and/or pre-funding satisfactory to the Trustee. However, such limitations do not apply to a suit instituted by a holder of a Note for the enforcement of the right to receive payment of the principal of, premium (if any) or interest on the Notes on or after the applicable due date specified in the Notes.
No one or more of such holders of the Notes shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner therein provided and for the equal and ratable benefit of all of such holders.
Notwithstanding anything to the contrary in the Indenture or any other document relating to the Notes, if the Trustee receives instructions from two or more groups of holders, each holding at least 25% in aggregate principal amount of the then outstanding Notes, and the Trustee believes (in its sole and absolute discretion and subject to such legal or other advice as it may deem appropriate) that such instructions are conflicting, the Trustee may, in its sole and absolute discretion, exercise any one or more of the following options:
(1)
refrain from acting on any such conflicting instructions;

(2)
take the action requested by the holders of the highest percentage of the aggregate principal amount of the then outstanding Notes, notwithstanding any other provisions of the Indenture (and always subject to such indemnification and/or security and/or pre-funding as is satisfactory to the Trustee); and

(3)
petition a court of competent jurisdiction for further instructions.

In all such instances where the Trustee has acted or refrained from acting as outlined above, the Trustee shall not be responsible for any losses or liability of any nature whatsoever to any party.
Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect with respect to a series of Notes when:
(1)
either:

(a)
all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes of such series that have been replaced or paid and Notes of such series for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the Paying Agent for cancellation; or

(b)
all Notes of such series that have not been delivered to the Paying Agent for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the Notes of such series, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire outstanding amount of the Notes of such series not delivered to the Paying Agent for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)
no Default or Event of Default under the Indenture has occurred and is continuing with respect to the Notes of such series on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(3)
we have paid or caused to be paid all sums payable by us under the Indenture with respect to the Notes of such series; and

(4)
we have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

In addition, we must deliver an officer’s certificate and an opinion of independent legal counsel (which may be subject to customary assumptions and exclusions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Legal Defeasance and Covenant Defeasance
The Indenture will provide that we may at our option and at any time elect to have all of our obligations discharged with respect to the Notes of any series (“Legal Defeasance”) except for:
(1)
the rights of holders of the Notes of such series that are then outstanding to receive payments in respect of the principal of, or interest or premium (if any) on the Notes of such series when such payments are due from the trust referred to below;

(2)
our obligations with respect to the Notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trusts, duties, indemnities and immunities of the Trustee, and our obligations in connection therewith; and

(4)
the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the Indenture.

The Indenture will provide that, we may, at our option and at any time, elect to have our obligations with respect to the outstanding Notes of any series released with respect to certain covenants (including our obligations under the headings “— Certain Covenants — Limitations on Liens,” “— Certain Covenants — Consolidation, Merger and Sale of Assets” and “— Payments for Consent”) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “— Events of Default” will no longer constitute an Event of Default.
The Indenture will also provide that, in order to exercise either Legal Defeasance or Covenant Defeasance:
(1)
we must irrevocably deposit with the Trustee (or its agent), in trust, for the benefit of the holders of the Notes of that series subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government

Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants) to pay the principal of, or interest and premium (if any) on the Notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether the Notes are being defeased to maturity or to a particular redemption date;
(2)
in the case of Legal Defeasance, we must deliver to the Trustee an opinion of independent legal counsel reasonably acceptable to the Trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent legal counsel will confirm that, the holders of the then outstanding Notes of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, we must deliver to the Trustee an opinion of independent legal counsel reasonably acceptable to the Trustee confirming that the holders of the then outstanding Notes of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default with respect to the Notes must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)
we must deliver to the Trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of the Notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(6)
we must deliver to the Trustee an officer’s certificate and an opinion of independent legal counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

No Sinking Fund
The Notes will not be subject to, nor entitled to the benefit of, any sinking fund.
Transfer
The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We or the Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.
Book-Entry; Delivery and Form
The Notes initially will be represented by one or more global notes in registered form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a Direct or Indirect Participant in DTC as described below.
Unless and until exchanged in whole or in part for Certificated Notes, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.”

Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.
In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including if applicable, those of Euroclear and Clearstream), which may change from time to time.
In considering the interests of holders of the Notes while title to the Notes is registered in the name of a nominee of DTC, the Trustee and the Agents may (but will not be obliged to) rely conclusively upon any information made available to it by DTC as to the identity (either individually or by category) of its participants with entitlements to Notes and may (but will not be obliged to) consider such interests as if such accountholders were the holders of the Notes. None of the Trustee, the Agents or any of their respective agents will have any responsibility or be liable for any aspect of the records relating to the book-entry interests.
Depository Procedures
The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it, ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes)
Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
We understand that, under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the Global Notes, is entitled to take, DTC would authorize the Participants to take such action, and that Participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.
Payments in respect of the principal of, and interest, premium (if any) and additional interest (if any) on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company, the Trustee and the Agents will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee, the Agents nor any agent of the Company or the Trustee has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, the Agents or the Company. Neither the Company, the Agents nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company, the Agents and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.
DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction.
Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among Participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Company, the Agents, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”), if:
(1)
DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed within 90 calendar days after the date of such notice from the depositary; or

(2)
there has occurred and is continuing a Default with respect to the Notes and holders have requested Certificated Notes.

In all cases, Certificated Notes delivered in exchange for any Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Exchange of Certificated Notes for Global Notes
Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee written instructions directing the Trustee to reflect the increase the amount of Notes represented by the Global Notes on its books.
The Trustee
The Trustee under the Indenture is Citibank, N.A. Pursuant to the Indenture, Citibank, N.A. will be designated by us as the initial paying agent and the initial transfer agent and registrar (the Paying Agent, the Transfer Agent, the Registrar, together, the “Agents”, which expression shall include any successor Agent) for the Notes. The corporate trust office of the Trustee is currently located at 388 Greenwich Street, New York, New York 10013.
The Indenture provides that the Trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth therein. If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The Trustee shall not be deemed to have knowledge of a Default or of Event of Default until it has receipt of written notice thereof from the Company in accordance with the terms of the Indenture and the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have instructed the Trustee in writing and offered to the Trustee security and/or indemnity and/or prefunding satisfactory to it.
Whenever the Trustee shall have discretion or permissive power in accordance with the Indenture or the law, the Trustee may decline to exercise the same in the absence of approval by the holders and shall have no obligation to exercise the same unless it has received pre-funding, been indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims, actions or demands to which it may render itself liable and all costs, damages, charges, expenses and liabilities which it may incur by so doing. Neither the Trustee nor any of the Agents shall in any event be responsible for indirect, special, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable, even if advised of the possibility of such loss of damage and regardless of the form of action).
Subject to the terms of the Indenture and the Trust Indenture Act, the Trustee is permitted to engage in other transactions with the Company and its affiliates and can profit therefrom without being obliged to account for such profit; and the Trustee shall not be under any obligation to monitor any conflict of interest, if any, which may arise between itself and such other parties. The Company has custodial arrangements with the Trustee and/or its affiliates. The Company may enter into similar or other banking relationships with the Trustee or its affiliates in the future in the normal course of business. In addition, the Trustee acts as trustee and as paying agent and registrar with respect to other debt securities issued by the Company and may do so for future issuances of debt securities by the Company as well. The Trustee may have an interest in, or may be providing, or may in the future provide financial services to other parties.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of the Company will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Currency Indemnity
To the fullest extent permitted by law, our obligations to any holder of Notes under the Indenture shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such holder or the Trustee, as the case may be, of any amount in the Judgment Currency, such holder or the Trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the Trustee, as the case may be, in the Agreement Currency, we agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the Trustee, as the case may be, agrees to pay to or for our account such excess, provided that such holder or the Trustee shall not have any obligation to pay any such excess as long as a default by us in our obligations under the Indenture or the Notes of the applicable series has occurred and is continuing, in which case such excess may be applied by such holder or, as the case may be, the Trustee to such obligations.
Governing Law and Consent to Jurisdiction
The Indenture and the Notes will be governed by and will be construed in accordance with the laws of the State of New York.
We have agreed that any action arising out of or based upon the Indenture may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. We have appointed Corporation Service Company as our agent upon which process may be served in any such action.
We have agreed that, to the extent that we are or become entitled to any sovereign or other immunity, we will waive such immunity in respect of our obligations under the Indenture and the Notes.
Certain Definitions
Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the Indenture.
“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday, unless banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to remain closed on such day.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.
“Company” means Alibaba Group Holding Limited, an exempted company incorporated under the laws of the Cayman Islands.
“Consolidated Affiliated Entity” of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of ours.
“Controlled Entity” of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Group” means the Company and our Controlled Entities.
“holder” in relation to a Note, means the Person in whose name a Note is registered in the security register for the registration and the registration of transfer or of exchange of the Notes.
“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.
“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our Controlled Entities or (2) the financing of a project involving the purchase, development, improvement or expansion of properties of ours or any of our Controlled Entities, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any of our Controlled Entities of ours or to our or any such Controlled Entity’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“Paying Agent” means Citibank, N.A. or its successor as paying agent under the Indenture.
“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).
“PRC” means the People’s Republic of China, excluding, for purposes of this definition, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.
“Preferred Shares,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.
“Principal Controlled Entities” at any time shall mean one of our Controlled Entities
(i)
as to which one or more of the following conditions is/are satisfied:

(a)
its total revenue or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated total revenue attributable to the Group is at least 5% of the Group’s consolidated total revenue;

(b)
its net profit or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net profit attributable to the Group (in each case before taxation and exceptional items) is at least 5% of the Group’s consolidated net profit (before taxation and exceptional items); or

(c)
its net assets or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net assets attributable to the Group (in each case after deducting minority interests in Subsidiaries) are at least 10% of the Group’s consolidated net assets (after deducting minority interests in Subsidiaries of the Company);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of our Controlled Entity and our then latest audited consolidated financial statements;
provided that, in relation to paragraphs (a), (b) and (c) above:
(1)
in the case of a corporation or other business entity becoming a Controlled Entity after the end of the financial period to which our latest consolidated audited accounts relate, the reference to our then latest consolidated audited accounts and our Controlled Entities for the purposes of the calculation above shall, until our consolidated audited accounts for the financial period in which the relevant corporation or other business entity becomes a Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of us and our Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Controlled Entity which itself has Controlled Entities) of such Controlled Entity in such accounts;
(2)
if at any relevant time in relation to us or any Controlled Entity which itself has Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of us and/or any such Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of us;

(3)
if at any relevant time in relation to any Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Controlled Entity prepared for this purpose by or on behalf of us; and

(4)
if the accounts of any Controlled Entity (not being a Controlled Entity referred to in proviso (1) above) are not consolidated with our accounts, then the determination of whether or not such Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with our consolidated accounts (determined on the basis of the foregoing); or

(ii)
that Principal Controlled Entity merges with or into, or to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

An officer’s certificate delivered to the Trustee certifying in good faith as to whether or not a Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error.
“Registrar” means Citibank, N.A. or its successor as registrar under the Indenture.
“Relevant Indebtedness” means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market, but shall exclude any bank debt, bank loans or securitizations.
“Stated Maturity” means, when used with respect to any debt security or any installment of principal thereof or interest thereon, the date specified in such debt security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such debt security or such installment of principal or interest is due and payable.
“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), voting at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.
“Transfer Agent” means Citibank, N.A. or its successor as transfer agent under the Indenture.
“Trustee” means Citibank, N.A. or its successor as trustee under the Indenture.
“U.S. GAAP” refers to generally accepted accounting principles in the United States of America.
“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

TAXATION
This summary is based on the laws of the Cayman Islands, the PRC, Hong Kong and the United States in effect on the date of this prospectus, which are subject to changes (or changes in interpretation), possibly with retroactive effect. This discussion does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase, own or dispose of the Notes or to exchange the Outstanding Notes for the Notes and does not purport to deal with consequences applicable to all categories of investors, some of which may be subject to special rules. Prospective investors are urged to consult their tax advisors regarding the tax consequences of owning and disposing of the Notes.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of the Notes. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties that may be applicable on instruments executed in, or after execution brought into, the jurisdiction of the Cayman Islands. No stamp duty is payable in respect of the issue of the Notes. An instrument of transfer in respect of a Note is stampable if executed in or brought into the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of interest and principal on the Notes and the exchange of the Outstanding Notes for the Notes pursuant to the exchange offer will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal to any holder of the Notes, nor will gains derived from the disposal of the Notes be subject to Cayman Islands income or corporation tax.
PRC Taxation
Enterprise Income Tax
Under the EIT Law and its implementation rules, an enterprise established outside of China with a “de facto management body” within China is considered a PRC “resident enterprise,” which means that it is treated in the same manner as a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise, the only official guidance for this definition currently available is set forth in Circular 82 issued by the State Taxation Administration of the PRC, which provides guidance on the determination of the tax residence status of a Chinese controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although Alibaba Group Holding Limited does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese controlled offshore incorporated enterprise within the meaning of Circular 82, in the absence of guidance specifically applicable to us, we have referred to the guidance set forth in Circular 82 to evaluate the tax residence status of Alibaba Group Holding Limited and its subsidiaries outside the PRC.
According to Circular 82, a Chinese controlled offshore incorporated enterprise will be regarded as a PRC resident enterprise by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met:
•
the primary location of the day to day operational management is in the PRC;

•
decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

•
the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders meeting minutes are located or maintained in the PRC; and

•
50% or more of voting board members or senior executives habitually reside in the PRC.

We do not believe that we meet any of the conditions outlined in the immediately preceding paragraph. Alibaba Group Holding Limited and its offshore subsidiaries are incorporated outside the PRC. As a holding company, our key assets and records, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that Alibaba Group Holding Limited and our offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.
The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is located in the PRC or (ii) if gains are realized from transferring equity interests of enterprises located in the PRC, then the dividends or capital gains are treated as China-sourced income. It is not clear how “location” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. If we are deemed to be a PRC resident enterprise for the PRC enterprise income tax purposes, among other things, we would be subject to the PRC enterprise income tax at the rate of 25% on our worldwide income. Furthermore, the implementation rules of the EIT Law provide that, (i) if the enterprise that bears and pays interest is located in the PRC or (ii) if the enterprise that transfers movable properties is located in the PRC, then the interest or the gains derived from the transfer of movable properties are treated as China sourced income. Therefore, if we were deemed to be a PRC resident enterprise, we would be obligated to withhold PRC enterprise income tax at 10% on payments of interest on the Notes made to the investors that are non-resident enterprises, unless a preferential rate applies under an applicable tax treaty or arrangement concluded between the PRC and the residence state/region of the investor. For instance, the withholding tax is reduced to 7% on payments of interest on the Notes made to investors that are non-resident enterprises located in Hong Kong if such Hong Kong investors are regarded as tax residents in Hong Kong and the beneficial owners of the interest under the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income. In addition, if we fail to fulfill our withholding obligation, we may be subject to administrative penalties. Gains derived from the transfer of the Notes may not be subject to PRC income tax, if the Notes are regarded as movable properties and thus the gains derived from their transfer are income derived from non-PRC sources.
Value-Added Tax
On March 23, 2016, the Ministry of Finance and the State Taxation Administration promulgated the Circular of Taxation on Implementing the Pilot Program of Replacing Business Tax with Value-Added Tax in an All-round Manner, or Circular 36, which was further revised in 2017 and 2019. According to Circular 36, from May 1, 2016, VAT replaced business tax in all industries on a nationwide basis. On November 19, 2017, the PRC State Council further amended the Interim Regulation of the People’s Republic of China on Value Added Tax to reflect the normalization of the pilot program. On December 25, 2024, the Standing Committee of the National People’s Congress promulgated the Value-added Tax Law of the People’s Republic of China, which will come into effect on January 1, 2026 and further clarifies the provisions related to VAT, including VAT rates, taxable amounts, tax preferences, and tax collection administration.
Pursuant to Circular 36 and other regulations, provision of services within the PRC is subject to VAT, and income derived from the usage and borrowing of funds, including interest income derived during the holding (including maturity) of financial products, is subject to VAT under the category of “lending services.” VAT applies to lending services where the taxable turnover is the gross amount of the interest income and any income in the nature of interest. The transfer of financial products, including transfer of the ownership of marketable securities, is subject to VAT on the taxable turnover which is the balance of the sales price less the purchase price. With respect to the taxable items mentioned above, for a general VAT taxpayer, output VAT shall be calculated at 6% of the taxable turnover and VAT payable shall be the difference between output VAT and input VAT in the same taxable period. In practice, the Notes will generally be treated as a type of loan by the PRC tax authorities and, therefore, the holders of the Notes are likely to be treated as providing lending services to us. Alibaba Group Holding Limited, which is the service recipient, is not a PRC corporation. However, if we are considered as a PRC resident enterprise and thus the PRC tax authorities take the view that the holders of the Notes are providing lending services within the PRC, the interest payable by us to the holders of the Notes may be subject to VAT at a current rate of 6%; otherwise, the interest paid to the holders of the Notes who are located outside of the PRC is not subject to VAT. Where the holders of the Notes who are located outside of the PRC resell the Notes to an entity or individual located outside of the PRC, VAT is unlikely to be applicable to such transfer.
The exchange of the Outstanding Notes for the Notes pursuant to the exchange offer may be deemed as a transfer of the Outstanding Notes for PRC income tax and VAT purposes.
The above statements may be subject to further change upon the issuance of further clarification rules and/or different interpretation by the PRC tax authorities. There is uncertainty as to the application of Circular 36. Potential holders should consult their tax advisors with regard to the application of PRC tax laws to their particular situations as well as any tax consequences arising under the laws of any other tax jurisdiction.
Hong Kong Taxation
Withholding Tax
No withholding tax in Hong Kong is payable on payments of principal or interest with respect to the Notes, or in respect of any capital gains arising from the sale of the Notes, or in connection with the exchange of the Outstanding Notes for the Notes pursuant to the exchange offer.
Profits Tax
Hong Kong profits tax is charged on every person carrying on a trade, profession or business in Hong Kong with respect to assessable profits arising in or derived from Hong Kong from such trade, profession or business (excluding profits arising from the sale of capital assets).
Under the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), or the Inland Revenue Ordinance, as it is currently applied, Hong Kong profits tax may be charged on revenue profits arising on the sale, disposal or redemption of the Notes where such sale, disposal or redemption is or forms part of a trade, profession or business carried on in Hong Kong.
Interest on the Notes will be subject to Hong Kong profits tax where such interest has a Hong Kong source, and is received by or accrues to:
(a)
a financial institution (as defined in the Inland Revenue Ordinance) and arises through or from the carrying on by the financial institution of its business in Hong Kong; or

(b)
a corporation carrying on a trade, profession or business in Hong Kong and where the interest is derived from Hong Kong; or

(c)
a person, other than a corporation, carrying on a trade, profession or business in Hong Kong and such interest is in respect of the funds of the trade, profession or business and where the interest is derived from Hong Kong.

Stamp Duty
No Hong Kong stamp duty will be chargeable upon the issue or subsequent transfer of the Notes, or upon the exchange of the Outstanding Notes for the Notes pursuant to the exchange offer.
Material United States Federal Income Tax Considerations
The exchange of the Outstanding Notes for the Notes pursuant to the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of a Note, the holding period of such Note will include the holding period of the Outstanding Note exchanged therefor and the basis of such Note will be the same as the basis of the Outstanding Note exchanged therefor immediately before the exchange.
In any event, persons considering the exchange of Outstanding Notes for the Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the Notes (including in connection with an exchange of Outstanding Notes for Notes) by (i) “employee benefit plans” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA which are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements which are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, or the provisions of any U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”) and (iii) entities whose assets are considered to constitute the assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) being referred to herein as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a “benefit plan investor,” or Benefit Plan Investor, within the meaning of ERISA and the U.S. Department of Labor regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or any authority or control over the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor within the meaning of ERISA. The term Benefit Plan Investor, is generally defined under ERISA and the Plan Asset Regulations to include (a) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Title I of ERISA, (b) “plans” as defined in Section 4975 of the Code to which Section 4975 of the Code applies (including “Keogh” plans and individual retirement accounts (“IRAs”)), and (c) entities whose underlying assets are considered to include the assets of one or more “employee benefit plans” or “plans” described in clauses (a) or (b) above (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy an exception under ERISA).
A fiduciary of a Plan (including a Plan subject to Similar Laws) should consider, among other things, fiduciary standards under Title I of ERISA, Section 4975 of the Code and any applicable Similar Law, as applicable, in the context of the particular circumstances of such Plan before authorizing an investment in the Notes (including an exchange of Outstanding Notes for Notes), with the assets of any Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Law. A fiduciary of a Plan should also consider whether the investment is in accordance with governing documents and instruments.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in certain transactions (referred to as “prohibited transactions”) involving the assets of a Benefit Plan Investor with persons who have certain specified relationships to the Benefit Plan Investor (including “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code). If the Company or an affiliate of the Company is considered a party in interest or disqualified person with respect to a Benefit Plan Investor, then the investment in the Notes (including in connection with an exchange of Outstanding Notes for Notes) by the Benefit Plan Investor may give rise to a prohibited transaction unless the investment is acquired an held in accordance with a statutory or administrative exemption from the prohibited transaction rules under ERISA and the Code. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and/or holding of the Notes (including an exchange of Outstanding Notes for Notes). These class exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving life insurance company general accounts) and PTCE 96-23 (for certain transactions determined by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide exemptive relief for certain purchases and sales of securities, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Benefit Plan Investor involved in the transaction, and provided further that the Benefit Plan Investor receives no less, and pays no more, than adequate consideration in connection with the transaction.
Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring and/or holding the Notes in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied. Even if the conditions for relief under such exemptions were satisfied, however, there can be no assurance that such exemptions would apply to all of the prohibited transactions that may be deemed to arise in connection with a Benefit Plan Investor’s investment in the Notes. If a Benefit Plan Investor engages in a non-exempt prohibited transaction, the transaction may require “correction” and may cause the Benefit Plan Investor fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes and other penalties and liabilities under ERISA and the Code.
Plans such as non-U.S. plans, governmental plans and certain church plans, while not necessarily subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of any such Plans should consult with their legal advisors before purchasing or holding the Notes to determine the need for, and the availability of, any exemptive relief under any applicable Similar Law.
Representations
By purchasing and holding the Notes, each purchaser and subsequent transferee of the Notes will be deemed to have represented that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Notes (including in connection with an exchange of Outstanding Notes for Notes), or any interest therein constitutes assets of any Plan or (ii) the purchase (including an exchange of Outstanding Notes for Notes) and holding of the Notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Notes (including in connection with an exchange of Outstanding Notes for Notes) on behalf of, or with the assets of, any Plan, consult with their legal advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes. Prospective investors should not construe the contents of this Prospectus as, nor do the contents of this Prospectus constitute, a recommendation or representation with respect to the Notes (i) that is based on any prospective investor’s particular needs or individual circumstances or (ii) that the investment satisfies a particular prospective investor’s specific legal or other requirements for investment. Each Plan fiduciary should consult with its own legal advisors concerning the potential consequences under ERISA, Section 4975 of the Code and any applicable Similar Law before making an investment in the Notes (including in connection with the exchange of Outstanding Notes for Notes).

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.
A substantial portion of our operations are conducted in China, and substantially all of our assets are located outside the United States. In addition, a majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Corporation Service Company as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the Cayman Islands. We have also been advised by Maples and Calder (Hong Kong) LLP that a judgment obtained in any federal or state court in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, (v) is not inconsistent with a Cayman Islands judgment in respect of the same matter, (vi) is not impeachable on the grounds of fraud, or (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
The courts of the Cayman Islands are unlikely (i) to recognize or enforce against us or our directors and officers judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.
Fangda Partners, our counsel as to PRC law, has advised us that there is uncertainty as to whether the PRC courts would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•
entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Fangda Partners has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties or similar arrangements between mainland China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. Mainland China does not have any treaties and only limited reciprocity arrangements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.
In addition, it will be difficult for U.S. investors to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. investors, by virtue of only holding the Notes, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

PLAN OF DISTRIBUTION
The following requirements apply only to broker-dealers. If you are not a broker-dealer as defined in Section 3(a)(4) and Section 3(a)(5) of the Exchange Act, these requirements do not affect you.
Each broker-dealer that receives Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer and so notifies us, or causes us to be so notified in writing, we have agreed that a period of 180 days after the date of this prospectus, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.
We will not receive any proceeds from any sale of Notes by broker-dealers. Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Notes. Any broker-dealer that resells Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
We have agreed to pay certain expenses incident to the exchange offer (other than commissions and concessions of any broker-dealers), subject to certain prescribed limitations, and will indemnify the holders of the Outstanding Notes against certain liabilities, including certain liabilities that may arise under the Securities Act.
Selling Restrictions
General
No action has been or will be taken in any country or jurisdiction that would permit a public offering of the Notes, or the possession, circulation or distribution of this prospectus or any other material relating to the Notes, in any jurisdiction where action for any such purpose may be required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and neither this prospectus nor such other material may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of such country or jurisdiction.
You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.
United Kingdom
This prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom, or the UK Prospectus Regulation.
PROHIBITION ON SALES TO UK RETAIL INVESTORS — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (1) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom, or the UK PRIIPs Regulation, for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.
European Economic Area
This prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended, or the Prospectus Regulation).
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or the EEA. For these purposes, (1) a “retail investor” means a person who is one or more of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, or MiFID II); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, or the PRIIPs Regulation, for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Hong Kong
The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong), or Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), or SFO, (ii) to “professional investors” as defined in the SFO and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the SFO and any rules made thereunder.

Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
PRC
This prospectus does not constitute a public offer of the Notes, whether by way of sale or subscription, in the PRC. Except to the extent consistent with applicable laws and regulations in the PRC, the Notes are not being offered and may not be offered or sold, directly or indirectly, in the PRC to or for the benefit of, legal or natural persons of the PRC. According to the laws and regulatory requirements in the PRC, with the exception to the extent consistent with applicable laws and regulations in the PRC, the Notes may, subject to the laws and regulations of the relevant jurisdictions, only be offered or sold to non-PRC natural or legal persons in any country other than the PRC. Solely for the purposes of this paragraph, the PRC does not include the Hong Kong and Macao Special Administrative Regions and Taiwan.
Singapore
The exchange offer is made only to and directed at persons in Singapore who are existing holders of the Outstanding Notes.
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to existing holders of Outstanding Notes pursuant to Section 273(1)(cf) of the SFA or (ii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.
Notification under Section 309B of the SFA: The Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Canada
The Notes may be sold only to purchasers in Canada purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Prospective Canadian purchasers are hereby notified that: (a) we may be required to provide personal information pertaining to the purchasers as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including, without limitation, the purchaser’s name, address, telephone number and the aggregate purchase price of any Notes purchased), or personal information, which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the Ontario Securities Commission, or the OSC, in accordance with NI 45-106, (c) such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (e) the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Inquiries Officer at the OSC, 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8314. Prospective Canadian purchasers that purchase Notes in this offering will be deemed to have authorized the indirect collection of the personal information by the OSC, and to have acknowledged and consented to its name, address, telephone number and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.
Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Notes described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.
Switzerland
The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art.
1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.
Neither this prospectus nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus nor any other offering or marketing material relating to the offering, the company or the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Notes.
Cayman Islands
No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the Notes and no such invitation is made hereby.
United Arab Emirates
The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
Certain legal matters with respect to the Notes will be passed upon for us by Simpson Thacher & Bartlett LLP as to matters of United States federal and New York state law. Certain matters of Cayman Islands law will be passed upon for us by Maples and Calder. Certain matters of PRC law will be passed upon for the Company by Fangda Partners. Simpson Thacher & Bartlett LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Fangda Partners with respect to matters governed by PRC law.

EXPERTS
The financial statements for the year ended March 31, 2023 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended March 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers is 22/F, Prince’s Building, Central, Hong Kong, the People’s Republic of China.
The financial statements as of March 31, 2025 and 2024, and for each of the two years in the period ended March 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) as of March 31, 2025 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended March 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers Zhong Tian LLP is Room 01, Unit 507, DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pilot Free Trade Zone, Shanghai, 200120, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting and other disclosure requirements under the Exchange Act that are applicable to foreign private issuers in the United States. Under the Exchange Act, we are required to file periodic reports, financial statements and other information with the SEC. We are required to, among other things, file our annual report on Form 20-F within four months after the end of each fiscal year. However, we are exempt from certain disclosure requirements under the Exchange Act that apply to domestic U.S. companies, and we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act. Copies of our periodic reports, financial statements and other information, once filed with the SEC, can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices in New York, New York and Chicago, Illinois. You can also request copies of these documents, upon payment of a duplicating fee, by writing information on the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our annual report and some of the other information submitted by us to the SEC may be accessed through this website. Such information can also be found on our investor relations website at https://www.alibabagroup.com/en-US/investor-relations.
This prospectus is part of a registration statement on Form F-4 we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the Notes offered hereby. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with or furnish to the SEC. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with or furnishing information to the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed or furnished later.
We incorporate by reference the documents listed below:
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our annual report on Form 20-F for the fiscal year ended March 31, 2025 (which includes our latest audited consolidated financial statements as of March 31, 2025 and 2024,and for each of the three years in the period ended March 31, 2025), originally filed with the SEC on June 26, 2025 (File No. 001-36614);

•
our current report on Form 6-K furnished to the SEC on July 3, 2025, including Exhibit 99.1 titled “Alibaba Group Prices Offering of HK$12.023 Billion of Zero Coupon Exchangeable Bonds;”

•
our current report on Form 6-K furnished to the SEC on July 9, 2025, including Exhibit 99.1 titled “Alibaba Group Announces Completion of Offering of HK$12.023 Billion of Zero Coupon Exchangeable Bonds;”

•
any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the completion or termination of the exchange offer; and

•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Our latest audited consolidated financial statements as of March 31, 2025 and 2024, and for each of the three years in the period ended March 31, 2025 included in our 2025 Annual Report is available at www.sec.gov.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Alibaba Group Holding Limited
26/F Tower One, Times Square
1 Matheson Street, Causeway Bay
Hong Kong
Telephone: +852 2215-5100
Fax: +852 2215-5200

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that each officer or director of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.
We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by law, against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 21.   Exhibits and Financial Statement Schedules.
(a) Exhibits
See Exhibit Index beginning on page II-4 of this registration statement.
(b) Financial Statement Schedules
All supplemental schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.
Item 22.   Undertakings
(a)
The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, , each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.
(d) The undersigned hereby undertakes to (i) respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(e) The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX
Exhibit Number	Description of Document
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant as currently in effect (incorporated by reference to Exhibit 3.1 to the current report on Form 6-K (File No. 001-36614) furnished to the Securities and Exchange Commission on August 22, 2024)
4.1* †	Indenture, dated as of November 26, 2024, between the Registrant and Citibank, N.A. as Trustee
4.2	First Supplemental Indenture, dated as of November 26, 2024, between the Registrant and Citibank, N.A. as Trustee (incorporated by reference to Exhibit 2.27 to the annual report on Form 20-F (File No. 001-36614) filed with the Securities and Exchange Commission on June 26, 2025)
4.3	Second Supplemental Indenture, dated as of November 26, 2024, between the Registrant and Citibank, N.A. as Trustee (incorporated by reference to Exhibit 2.28 to the annual report on Form 20-F (File No. 001-36614) filed with the Securities and Exchange Commission on June 26, 2025)
4.4	Third Supplemental Indenture, dated as of November 26, 2024, between the Registrant and Citibank, N.A. as Trustee (incorporated by reference to Exhibit 2.29 to the annual report on Form 20-F (File No. 001-36614) filed with the Securities and Exchange Commission on June 26, 2025)
4.5	Form of 4.875% Notes Due 2030 (included in Exhibit 4.2)
4.6	Form of 5.250% Notes Due 2035 (included in Exhibit 4.3)
4.7	Form of 5.625% Notes Due 2054 (included in Exhibit 4.4)
4.8*	Registration Rights Agreement, dated as of November 26, 2024, between the Registrant and Citigroup Global Markets Inc., J.P. Morgan Securities plc, Morgan Stanley Asia Limited and UBS AG Hong Kong Branch
5.1*	Opinion of Simpson Thacher & Bartlett LLP regarding the validity of the securities being registered
5.2*	Opinion of Maples and Calder regarding the validity of the securities being registered
8.1*	Opinion of Maples and Calder regarding certain Cayman Islands tax matters (included in Exhibit 5.2)
8.2*	Opinion of Fangda Partners regarding certain PRC tax matters (included in Exhibit 99.1)
23.1*	Consent of PricewaterhouseCoopers — Independent Registered Public Accounting Firm
23.2*	Consent of PricewaterhouseCoopers Zhong Tian LLP — Independent Registered Public Accounting Firm
23.3*	Consent of Maples and Calder (included in Exhibit 5.2)
23.4*	Consent of Fangda Partners (including in Exhibit 99.1)
24.1*	Powers of Attorney (included on the signature page in Part II of this Registration Statement)
25.1*	Statement of eligibility of Citibank, N.A. to act as trustee under the indenture
99.1*	Opinion of Fangda Partners as to certain matters under PRC law
99.2*	Form of Letter of Transmittal
99.3*	Form of Notice of Guaranteed Delivery
99.4*	Form of Letter to Registered Holders and DTC Participants
99.5*	Form of Letter to Clients
107*	Filing Fee Table

*
Filed herewith.

†
Re-filed to include a cross-reference sheet showing the location in the Indenture of the provisions inserted pursuant to Sections 310 through 318(a) of the Trust Indenture Act of 1939, as amended, pursuant to Item 601(b)(4)(iv)(B) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on July 21, 2025.
Alibaba Group Holding Limited
By:
/s/ Toby Hong XU

Name:
Toby Hong XU

Title:
Chief Financial Officer

POWERS OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Eddie Yongming Wu, Joseph C. Tsai, Toby Hong Xu and Sara Siying Yu, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on July 21, 2025.
Signature	Capacity
/s/ Joseph C. TSAI Joseph C. TSAI	Chairman
/s/ Eddie Yongming WU Eddie Yongming WU	Director and Chief Executive Officer (Principal Executive Officer)
/s/ J. Michael EVANS J. Michael EVANS	Director and President
/s/ Maggie Wei WU Maggie Wei WU	Director
/s/ Jerry YANG Jerry YANG	Independent Director
/s/ Wan Ling MARTELLO Wan Ling MARTELLO	Independent Director
/s/ Weijian SHAN Weijian SHAN	Independent Director
/s/ Irene Yun-Lien LEE Irene Yun-Lien LEE	Independent Director
/s/ Albert Kong Ping NG Albert Kong Ping NG	Independent Director
/s/ Kabir MISRA Kabir MISRA	Independent Director
/s/ Toby Hong XU Toby Hong XU	Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Alibaba Group Holding Limited has signed this registration statement or amendment thereto in the city of Newark, State of Delaware, on July 21, 2025.
PUGLISI & ASSOCIATES
By:
/s/ Donald J. Puglisi

Name:
Donald J. Puglisi

Title:
Managing Director